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                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                                   KTI, INC.,


                           KTI ACQUISITION SUB, INC.,


                                    FCR, INC.


                                       and


                        CERTAIN OF THE SECURITYHOLDERS OF


                                    FCR, INC.





                                  July 22, 1998



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                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of July 22, 1998, by and among KTI, INC., a New Jersey corporation (the "Buyer"), KTI ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Merger Sub"), FCR, INC., a Delaware corporation (the "Company"), and certain of the holders of securities of the Company set forth on Exhibit A, annexed hereto (individually, a "Holder" and collectively, the "Holders").

                              W I T N E S S E T H:

               WHEREAS, the Holders are the beneficial and record owners of a majority of the issued and outstanding shares of capital stock (the "Shares") and other rights to purchase Shares or other equity securities of the Company (together with the Shares, the "Securities"); and

               WHEREAS, the boards of directors of the Buyer, the Merger Sub and the Company deem it advisable and in the best interests of their respective securityholders to consummate and have approved the business combination transaction provided for herein in which the Company would merge with and into the Merger Sub, and the Company would become a wholly-owned subsidiary of the Buyer (the "Merger," and the Merger and the other transactions contemplated by this Agreement and the Related Agreements (as defined in Section 12.1 hereof), the "Transactions"); and

               WHEREAS, the Company, the Buyer, the Merger Sub and the Holders wish to provide the terms and conditions upon which the Merger would be consummated.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   THE MERGER

               Section I.1. The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into the Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of the Company (except as may be continued by operation of law) shall cease, and the Merger Sub shall be the surviving corporation (the "Surviving Corporation"). At the election of the Buyer and with the prior written consent of the Company, any direct or indirect wholly-owned subsidiary of the Buyer may be substituted for the Merger Sub as a constituent corporation in the Merger for purposes of this
Section 1.1.

               (b) As soon as practicable after satisfaction, or, to the extent permitted hereunder, waiver, of all conditions to the Merger, the Company and the Merger Sub will file a certificate of merger, in substantially the form attached hereto as Exhibit B (the "Certificate of Merger"), with the Secretary of State of the State of Delaware and make all other filings or recordings required by the

DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

               Section I.2. Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, purposes, immunities and franchises and be subject to all of the restrictions, disabilities and duties, of a public as well as of a private nature, of the Company and the Merger Sub and the Merger shall have all of the effects set forth in Sections 251, 259, 260 and 261 of the DGCL.

               Section I.3. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the Buyer, the Merger Sub, the Company, the Surviving Corporation or the stockholders (or shareholders) of any of the foregoing entities:

               (a) Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company) shall be cancelled and shall be converted into the right to receive solely (i) an amount (payable in cash and common stock, no par value, of the Buyer ("Buyer Common Stock") valued at the Initial Price (as defined below) as more fully set forth in Section 1.9 hereof) equal to the quotient of $60,000,000 divided by the Share Equivalent Number (as defined below) (the "Per Share Initial Consideration"),
(ii) a number of shares of Buyer Common Stock equal to the quotient of the Contingent Common Shares (as defined below) divided by the Share Equivalent Number (as defined below) (the "Per Share Contingent Common Shares"), and (iii) an amount equal to the quotient of the Contingent Payment (as defined below) divided by the Share Equivalent Number (the "Per Share Contingent Payment").

               (b) Each share of series A convertible preferred stock, par value $.01 per share, of the Company ("Company Class A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company) shall be cancelled and shall be converted into the right to receive solely (i) an amount (payable in cash and Buyer Common Stock valued at the Initial Price as more fully set forth in Section 1.9 hereof) equal to the product of the Per Share Initial Consideration multiplied by the number of shares of Company Common Stock into which such share of Company Class A Preferred Stock is convertible in accordance with its terms (the "Class A Conversion Number"), (ii) a number of shares of Buyer Common Stock equal to the product of the Per Share Contingent Common Shares multiplied by the Class A Conversion Number, and (iii) the product of the Per Share Contingent Payment multiplied by the Class A Conversion Number.

               (c) Each share of series B convertible preferred stock, par value $.01 per share, of the Company ("Company Class B Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company) shall be cancelled and shall be converted into the right to receive solely (i) an amount (payable in cash and Buyer Common Stock valued at the Initial Price as more fully set forth in Section 1.9 hereof) equal to the product of the Per Share Initial Consideration multiplied by the number of shares of Company Common Stock into which such share of Company Class B Preferred Stock is convertible in accordance with its

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terms (the "Class B Conversion Number"), (ii) a number of shares of Buyer Common
Stock equal to the product of the Per Share Contingent Common Shares multiplied by the Class B Conversion Number, and (iii) the product of the Per Share Contingent Payment multiplied by the Class B Conversion Number.

               (d) Each share of series C convertible preferred stock, par value $.01 per share, of the Company ("Company Class C Preferred Stock," and collectively with the Company Class A Preferred Stock and the Company Class B Preferred Stock, the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company) shall be cancelled and shall be converted into the right to receive solely (i) an amount (payable in cash and Buyer Common Stock valued at the Initial Price as more fully set forth in Section 1.9 hereof) equal to the product of the Per Share Initial Consideration multiplied by the number of shares of Company Common Stock into which such share of Company Class B Preferred Stock is convertible in accordance with its terms (the "Class C Conversion Number"), (ii) a number of shares of Buyer Common Stock equal to the product of the Per Share Contingent Common Shares multiplied by the Class C Conversion Number, and (iii) the product of the Per Share Contingent Payment multiplied by the Class C Conversion Number.

               (e) Each share of Company Common Stock or Company Preferred Stock which immediately prior to the Effective Time is held in the treasury of the Company shall be cancelled and retired and no payment shall be made with respect thereto.

               (f) Each warrant to purchase Company Common Stock outstanding immediately prior to the Effective Time (which warrants are listed on Exhibit C, annexed hereto, the "Warrants") shall be terminated and cancelled and shall be converted into the right to receive solely (i) an amount (payable in cash and Buyer Common Stock valued at the Initial Price as more fully set forth in
Section 1.9 hereof) equal to the product of the Per Share Initial Consideration multiplied by the number of shares of Company Common Stock which are issuable upon the exercise of such Warrant (the "Warrant Exercise Amount"), (ii) a number of shares of Buyer Common Stock equal to the product of the Per Share Contingent Common Shares multiplied by the Warrant Exercise Amount, and (iii) the product of the Per Share Contingent Payment multiplied by the Warrant Exercise Amount.

               (g) Each option to purchase Company Common Stock outstanding immediately prior to the Effective Time (which options are listed on Exhibit D, annexed hereto, the "Options") shall be terminated and cancelled and shall be converted into the right to receive solely (i) an amount equal (payable in cash and Buyer Common Stock valued at the Initial Price as more fully set forth in
Section 1.9 hereof) to the product of the Per Share Initial Consideration multiplied by the share equivalent amount set forth on Exhibit D, annexed hereto, for the applicable option (the "Option Share Equivalent"), (ii) a number of shares of Buyer Common Stock equal to the product of the Per Share Contingent Common Shares multiplied by the applicable Option Share Equivalent, and (iii) the product of the Per Share Contingent Payment multiplied by the applicable Option Share Equivalent.


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               (h) Each share of common stock, no par value, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               (i) As used herein, the following terms shall have the meanings set forth below:

                   (i) "Share Equivalent Number" shall mean the aggregate, as of the Effective Time, of the number of shares of Company Common Stock issued and outstanding, the number of shares of Company Common Stock into which all outstanding shares of Company Preferred Stock are then convertible, the number of shares of Company Stock that are then issuable upon the exercise of all outstanding Warrants and the Option Share Equivalents of all outstanding Options.

                   (ii)   "Initial Price" shall mean $17.50 per share.

                   (iii) "Initial Market Price" shall mean the last reported sales price of the Buyer Common Stock on the Closing Date (as defined below) determined in accordance with the method set forth below in the definition of Market Price.

                   (iv) "Initial Tax Value" shall mean the product of (x) the Initial Market Price multiplied by (y) 0.925.

                   (v) "Total Nominal Value" shall mean the lesser of (x) $90,000,000 and (y) the product of (I) the Annualized EBITDA (as defined below) multiplied by (II) 6.5, less the Payment Date Company Debt (as defined below).

                   (vi) "Residual Value" shall mean the Total Nominal Value less $60,000,000.

                   (vii) "Contingent Market Price" shall mean the Market Price (as defined below) measured as of the date the Company delivers the Earn-Out Certificate (as defined below).

                   (viii) "Adjusted Residual Value" shall mean the product of
(x) the Residual Value and (y) the quotient of (I) the Contingent Market Price divided by (II) $23.

                   (ix) "Second Adjusted Residual Value" shall mean the product of (x) the Residual Value and (y) the quotient of (I) $18 divided by
(II) $23.

                   (x) "Primary Deal Value" shall mean the sum of (x) the Cash Consideration (as defined below), (y) the product of (I) the Initial Stock Consideration (as defined below) multiplied by (II) the Initial Tax Value, and
(z) the Residual Value.

                   (xi) "Adjusted Deal Value" shall mean the sum of (x) the Cash Consideration, (y) the product of (I) the Initial Stock Consideration multiplied by (II) the Initial Tax Value, and (z) the Adjusted Residual Value.


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                   (xii)  "Second Adjusted Deal Value" shall mean the sum of (x)
the Cash Consideration, (y) the product of (I) the Initial Stock Consideration multiplied by (II) the Initial Tax Value, and (z) the Second Adjusted Residual Value.

                   (xiii) "Contingent Common Shares" shall mean,

                          (x) if the Contingent Market Price is $23 or greater,
the quotient of (I) (A) forty percent of the Primary Deal Value, less (B) the Initial Stock Consideration multiplied by the Initial Tax Value, divided by (II) the Contingent Market Price (the "First Share Amount");

                          (y) if the Contingent Market Price is less than $23,
but greater than $18, the quotient of (I) (A) forty percent of the Adjusted Deal Value, less (B) the Initial Stock Consideration multiplied by the Initial Tax Value, divided by (II) the Contingent Market Price (the "Second Share Amount"); and

                          (z) if the Contingent Market Price is less than $18,
the quotient of (I) (A) forty percent of the Second Adjusted Deal Value, less
(B) the Initial Stock Consideration multiplied by the Initial Tax Value, divided by (II) the Contingent Market Price (the "Third Share Amount").

                   (xiv)  "Contingent Payment" shall mean,

                          (x) if the Contingent Market Price is $23 or greater,
the result of (I) the Residual Value, less (II) the product of (A) the First Share Amount, multiplied by (B) the Contingent Market Price;

                          (y) if the Contingent Market Price is less than $23,
but greater than $18, the result of (I) the Adjusted Residual Value, less (II) the product of (A) the Second Share Amount, multiplied by (B) the Contingent Market Price; and

                          (z) if the Contingent Market Price is less than $18,
the result of (I) the Second Adjusted Residual Value, less (II) the product of
(A) the Third Share Amount, multiplied by (B) the Contingent Market Price.

                   (xv) "EBITDA" for any period, shall mean the sum of Consolidated Net Income from Continuing Operations (as defined below), plus Consolidated Interest Expense (as defined below) plus (or minus) the following to the extent deducted (or added) in calculating such Consolidated Net Income from Continuing Operations: (A) all income tax expense (or benefit) of the Company, its Subsidiaries and the Acquired Entity (as defined below), (B) depreciation expense of the Company, its Subsidiaries and the Acquired Entity, and (C) amortization expense (or income) of the Company, its Subsidiaries and the Acquired Entity (excluding amortization expense (or income) included in Consolidated Interest Expense), in each case for such period, all as determined (except as otherwise provided in subsections (xvi) and (xvii) below) in accordance with generally accepted accounting principles consistently applied ("GAAP"), provided, however, that the results of operations of the Acquired Entity only for the period following its acquisition by the Company


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shall be included in calculating EBITDA. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company (including the Acquired Entity) shall be added to Consolidated Net Income from Continuing Operations to compute EBITDA only to the extent (and in the same proportion) that the net income (or loss) of such Subsidiary was included in calculating Consolidated Net Income from Continuing Operations.

                   (xvi) "Consolidated Net Income from Continuing Operations" shall mean, for any period, the net income (or loss) of the Company, its Subsidiaries and the Acquired Entity (from its date of acquisition by the Company); provided, however, that there shall not be included in such Consolidated Net Income from Continuing Operations: (A) any net income (or loss) of any person acquired by the Company or a Subsidiary of the Company following the Closing other than the Acquired Entity for any period prior to or following the date of such acquisition; (B) any gain or loss realized upon the sale or other disposition of any assets of the Company or its Subsidiaries (including the Acquired Entity and including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any person; (C) extraordinary gains or losses; (D) the cumulative effect of a change in accounting principles, in each case in accordance with GAAP; and (E) Consolidated Interest Income. In determining the Consolidated Net Income from Continuing Operations for a period, there shall be added to the net income of the Company, its Subsidiaries and the Acquired Entity, to the extent otherwise deducted therefrom, (1) the full amount of any payments made during such period to prior owners of any of the assets of such parties, in respect of the purchase price therefor, whether determined with reference to revenues or earnings, including any payments for covenants not to compete; (2) any fees and/or costs payable to third parties unaffiliated with the Company or any of the Holders incurred in connection with the Transactions and the acquisition of the Acquired Entity (the "Transaction Costs"); (3) any amounts related to the payment of bonuses to certain employees of the Company prior to the Closing Date, which bonuses shall not exceed $1,000,000 in the aggregate (the "Bonus Payments"); (4) any amounts related to the amendment to or exercise of the Options, including any payments to the holders of Options in connection with the exercise of the Options and receipt of such payment (assuming a marginal tax rate not to exceed 44%); (5) any amounts related to the forgiveness by the Company of certain employee loans prior to the Closing, which employee loans shall not exceed $800,000; (6) any amounts for which the Buyer seeks and receives (whether by payment or offset pursuant to Article X) indemnification pursuant to Section 10.1; and (7) any incremental direct costs and expenses related to activities and operations of entities other than the Company, its Subsidiaries or the Acquired Entity, which incremental direct costs and expenses should be itemized and reported to the Buyer within five business days of the end of each calendar month.

                   (xvii) "Consolidated Interest Expense" shall mean, for any period, the total interest expense of the Company, its Subsidiaries and the Acquired Entity (from its date of acquisition by the Company), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company, its Subsidiaries or the Acquired Entity, without duplication,
(A) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a sale-and-leaseback transaction,
(B) amortization of debt discount and debt


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issuance cost, (C) capitalized interest, (D) non-cash interest expenses, (E)
commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (F) preferred stock dividends in respect of all preferred stock held by persons other than the Company or a wholly-owned Subsidiary of the Company, (G) interest incurred in connection with investments in discontinued operations, and (H) interest accruing on any indebtedness of any other person to the extent such indebtedness is guaranteed by (or secured by the assets of) the Company or any of its Subsidiaries, in each case in accordance with GAAP.

                   (xviii) "Consolidated Interest Income" shall mean, for any period, the total interest income of the Company, its Subsidiaries and the Acquired Entity (from its date of acquisition by the Company).

                   (xix) "Annualized EBITDA" shall mean (I) (1) the EBITDA for the period from July 1, 1998 through December 31, 1998 (2) plus the Acquired Entity EBITDA Amount and (3) plus $600,000 (II) multiplied by two.

                   (xx) "Payment Date Company Debt" shall mean (A) all outstanding indebtedness on December 31, 1998 of the Company, its Subsidiaries and the Acquired Entity that is attributable to (1) indebtedness of the Company, its Subsidiaries or the Acquired Entity outstanding on the Closing Date (as defined below) or indebtedness incurred in replacement thereof, (2) any indebtedness incurred in connection with the acquisition of the Acquired Entity, or any indebtedness incurred in replacement thereof, and (3) indebtedness incurred in connection with the operations of the Company, its subsidiaries or the Acquired Entity following the Closing Date plus (B) the Earn-Out Debt (as defined below) plus (C) to the extent not previously included in (A), the Transactions Costs plus (D) to the extent not previously included in (A), the Bonus Payments. Notwithstanding anything to the contrary contained herein, Payment Date Company Debt shall not include (i) debt incurred by the Company in connection with payments to holders of Options for the income taxes payable by each such Holder in connection with the exercise of the Options and the receipt of such payment (assuming a marginal rate not to exceed 44%) and (ii) debt related to capital expenditures incurred by U.S. Fibers in connection with its new Texas facility, which new facility is not expected to generate positive EBITDA during calendar year 1998.

                   (xxi) "Acquired Entity" shall mean Applegate Insulation Manufacturing Inc. and affiliates, following the date of acquisition by the Buyer or the Company.

                   (xxii) "Earn-Out Debt" shall mean, the good faith estimate of a representative of the Buyer of the present value, as at December 31, 1998, of all future payments required to be made by the Company, its Subsidiaries and the Acquired Entity to prior owners of any of the assets of such parties, in respect of the revenues or earnings of such parties or otherwise in respect of the purchase price therefor.

                   (xxiii) "Market Price" shall mean, as of a specified date, the average of the last reported sales prices of Buyer Common Stock (or any successor security) for the ten (10) consecutive trading days ending on three
(3) days preceding such date (or the last trading date preceding such date) as reported on the principal securities exchange on which Buyer Common


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Stock is then listed or admitted to trading or by the Nasdaq Stock Market, Inc.
("NASDAQ"), or, if Buyer Common Stock is not then listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if Buyer Common Stock is not then quoted on NASDAQ, as determined in good faith by the board of directors of the Buyer, based upon the best information then available to it. Should the Contingent Market Price be determined by the board of directors of the Buyer pursuant to the last clause of the immediately preceding sentence, such determination shall, absent manifest error, be binding on each of the parties to this Agreement.

                   (xxiv) "Acquired Entity EBITDA Amount" shall mean, with respect to the Acquired Entity, the product of (A) the ratio of EBITDA to net sales with respect to the Company's insulation division from and after the date of the acquisition of the Acquired Entity through December 31, 1998, multiplied by (B) the net sales of the Acquired Entity during the period July 1, 1998 through the date of the acquisition of the Acquired Entity by the Company.

               Section I.4. Surrender and Payment. (a) At the Effective Time, the Buyer will pay to the Holders, the Initial Merger Consideration (as defined below) in respect of each Holder's Securities against delivery of such Securities.

               (b) At and after the Effective Time, Holders of Securities shall cease to have any rights as equity holders of the Company, except for the right to surrender the certificate or certificates representing such Holder's Securities in exchange for payment of the Merger Consideration (as defined below) in respect of such Securities. After the Effective Time, there shall be no further registration of transfers of Securities. If, after the Effective Time, certificates representing Securities are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration (as defined below) provided for, and in accordance with the procedures set forth, in this Article I.

               Section I.5. Waiver of Dissenters Rights. By execution hereof, each Holder waives any and all rights it may have as a dissenter or to any appraisal of such Securities, including, without limitation, any rights pursuant to Section 262 of the DGCL. Holders of Securities which are outstanding on the date of the determination of the Company's stockholders entitled to vote on the Merger that have complied with all requirements for perfecting stockholder rights of appraisal, as set forth in the DGCL (collectively, the "Eligible Dissenting Shares"), will be entitled to their rights under the DGCL with respect to such shares.

               Section I.6. Certificate of Incorporation. The certificate of incorporation of the Merger Sub as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to "FCR, Inc."

               Section I.7. By-Laws. The by-laws of the Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.


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               Section I.8. Directors and Officers. From and after the Effective
Time, until successors are duly elected or appointed and qualified in accordance with applicable law: (a) the directors of the Surviving Corporation shall consist of those persons set forth on Exhibit E, annexed hereto; and (b) the officers of the Surviving Corporation shall be the officers of the Company at the Effective Time, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation or as otherwise provided by law.

               Section I.9. Purchase Price and Payment for the Securities.

               (a) Subject to Section 1.3, the aggregate purchase price for the Securities shall consist of (i) $30,000,000 (the "Cash Consideration"), (ii) 1,714,285 shares of Buyer Common Stock (the "Initial Stock Consideration" and collectively with the Cash Consideration, the "Initial Merger Consideration") and (iii) (A) a number of shares of Buyer Common Stock equal to the Contingent Common Shares (together with the Initial Stock Consideration, the "Stock Consideration") and (B) the Contingent Payment (collectively, the "Earn-Out Consideration," and together with the Initial Merger Consideration, the "Merger Consideration").

               (b) Payment of Purchase Price. The Merger Consideration shall be paid by the Buyer, as follows:

                   (i) At the Closing (as defined below), the Buyer shall pay the Initial Merger Consideration to the holders of the Company's capital stock. Each holder of the Company's capital stock shall receive shares of Buyer Common Stock (valued at the Initial Price) and cash equal in value to the product of that portion of the Share Equivalent Number represented by such holder's shares of capital stock multiplied by the Per Share Initial Consideration. The respective amounts of each such holder's portion of the Initial Merger Consideration that is to be paid in cash and Buyer Common Stock shall be as set forth on Exhibit A, annexed hereto. Notwithstanding anything to the contrary contained herein and irrespective of the allocation of the Initial Merger Consideration set forth in Exhibit A, in the event that any holders of capital stock of the Company who are not a party to this Agreement assert dissenter's right of appraisal pursuant to Section 262 of the DGCL, the Buyer may, in its sole and absolute discretion, reallocate the payment of cash and Buyer Common Stock comprising the Initial Merger Considerations as Buyer deems necessary in order that the Merger qualify as a tax-free reorganization for federal income tax purposes.

                   (ii) No later than March 31, 1999, the Buyer shall deliver to the Holders a certificate (the "Earn-Out Certificate") prepared by a representative of the Buyer setting forth the Buyer's calculation of Annualized EBITDA (the "Initial EBITDA Amount") and each of the components thereof together with the Buyer's workpapers reflecting their calculation of such amount, which shall be based upon the audited financial statements of the Company for the year ended December 31, 1998 and the unaudited financial statements of the Company for the period ended and as of June 30, 1998, which unaudited financial statements shall have been prepared in accordance with GAAP and shall have been reviewed and approved by the Buyer's auditors.


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               Should the Holders, acting solely through the Representative (as defined below), indicate in writing their acceptance of the calculation of the Initial EBITDA Amount or fail to object to such calculation within fifteen (15) days of delivery of the Earn-Out Certificate to the Holders, the "Final EBITDA Amount" shall be equal to the Initial EBITDA Amount.

               Should the Representative, acting on behalf of the Holders, within fifteen (15) days of delivery of the Earn-Out Certificate, indicate in writing the Representative's objection to the calculation of the Initial EBITDA Amount (the "Objection"), which Objection shall set forth the Representative's calculation of Annualized EBITDA, the Representative and the Buyer shall endeavor in good faith to agree on a calculation of the proper Annualized EBITDA, and any such agreed upon amount shall be the "Final EBITDA Amount." In the event that the Buyer and the Representative agree that the Six-Month EBITDA shall at least be equal to the Initial EBITDA Amount (the "Undisputed Amount"), then only the difference shall be subject to the Objection and the Undisputed Amount shall be paid as set forth in the next paragraph of this Section 1.9(b)(ii). If, within fifteen (15) days of delivery of the Objection, the Representative and the Buyer cannot agree on the calculation of Annualized EBITDA, the Buyer shall engage one of the so-called "big six" accounting firms (excluding the firms and their affiliates who currently serve, or have served within the prior two years, as the accountants for the Company and the Buyer), reasonably acceptable to the Representative (the "Designated Arbitrator"), to make a determination of the Annualized EBITDA; provided, however, that if the parties fail or are unable to agree upon a "big six" accounting firm as aforesaid, then the Designated Arbitrator shall be a firm of certified public accountants designated by the American Arbitration Association in New York, New York at the request of either party. The Designated Arbitrator shall be instructed by the Buyer to make its determination within thirty (30) days of its retention and such amount shall be the "Final EBITDA Amount." All fees and costs of the Designated Arbitrator, if any, shall, (A) if Annualized EBITDA, as determined by the Designated Arbitrator, is greater than as determined by the Holders (as set forth in the Objection), be borne exclusively by the Buyer, (B) if Annualized EBITDA, as determined by the Designated Arbitrator, is less than as determined by the Buyer (as set forth in the Earn-Out Certificate), be borne exclusively by the Holders, and (C) if Annualized EBITDA, as determined by the Designated Arbitrator, is greater than or equal to as determined by the Buyer (as set forth in the Earn-Out Certificate) and less than or equal to as determined by the Holders (as set forth in the Objection), be borne pro rata by the Buyer, on the one hand, and the Holders, on the other hand, in proportion to the difference between the Designated Arbitrator's determination of Annualized EBITDA and each of the Buyer's (as set forth in the Earn-Out Certificate) and the Holders' (as set forth in the Objection) determination of such amount; provided, however, that if in accordance with the foregoing formula either party is determined to be responsible for payment of 75% or more of the fees and costs of the Designated Arbitrator, then such party shall bear 100% of the fees and costs of the Designated Arbitrator. The Buyer shall be entitled to withhold any amounts payable to the Designated Arbitrator by the Holders hereunder from any and all payments owing to the Holders in respect to the Earn-Out Consideration. Such amounts shall be deducted pro rata from amounts payable to each Holder in proportion to such Holder's respective share of Earn-Out Consideration, and shall be deducted first from any payments to be made in respect of Per Share Contingent Payments (collectively, the "Contingent Payments") that are to be made in the form of cash, if any, owing to the Holders, and, if the aggregate of such Contingent Payments shall be insufficient to cover all of such amounts owing to the Designated Arbitrator from the Holders, from the payments of Per Share Contingent Common Shares being made to each Holder (including those being made in the form of Converted Buyer Options being paid to Holders of Options) (with such shares of Buyer Common Stock valued at the greater of $23.00 and the Contingent Market Price).

               No later than fifteen (15) days following determination of the Final EBITDA Amount or the Undisputed Amount (if applicable), the Buyer shall make payments to the Holders of the Per Share Contingent Common Shares and the Per Share Contingent Payments in respect of each Holder's Securities, calculated in accordance with clauses (iii) and (iv) of Section 1.3(i) hereof using the Final EBITDA Amount as Annualized EBITDA (as reduced in accordance with the immediately preceding paragraph).

               Section I.10. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other such Taxes (as defined in Section 12.1 hereof) and fees (including any penalties and interest) incurred in connection with the Merger (including, without limitation, any real estate transfer tax and any similar tax) shall be paid by the Holders when due, and the Holders will, at their own expense, file all necessary Tax Returns (as defined in Section 12.1 hereof) and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

               Section I.11. Adjustments for Capital Changes. If prior to the Merger or prior to payment of the Earn-Out Consideration, Buyer recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the Merger Consideration, Initial Merger Consideration and Earn-Out Consideration (and the components thereof) will be adjusted appropriately.

               Section I.12. Letters of Transmittal. Immediately after the Effective Time, Buyer will mail to each holder of record of Securities which immediately prior to the Effective Time represented outstanding shares of Securities, a letter of transmittal and instructions for such holder's use in effecting the surrender of such certificates in exchange for certificates representing shares of Buyer Common stock and cash, if applicable. Buyer will begin issuing shares of Buyer Common Stock to holders of Securities who tender certificates representing such shares and appropriately completed letters of transmittal promptly following receipt thereof.

               Section I.13. Lost Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Securities shall have been lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed certificates(s), upon the making of an affidavit of that fact by the holder thereof and the delivery of an indemnity in favor of the Buyer, such shares of Buyer Common Stock and cash as required pursuant to this Agreement.

            Section I.14. Registration Rights. Each stockholder of the Company who will receive Buyer Common Stock shall execute a Registration Rights Agreement in the form attached hereto as Exhibit F and shall have the registration and other rights provided in such Registration Rights Agreement, which Registration Rights Agreement is hereby incorporated herein by this reference as if set forth in full in this Agreement. The parties hereto stipulate and agree that the execution and delivery of the Registration Rights Agreement is intended to provide the Stockholders of the Company with flexibility in liquidating their investment in Buyer Common Stock and does not evidence any present intention to dispose of such investment.

            Section I.15. Certificates for Stock Consideration. Each certificate representing shares constituting a portion of the Stock Consideration (unless previously registered under the Securities Act) shall bear the following legend:

            "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY OTHER APPLICABLE LAWS, RULES AND REGULATIONS, INCLUDING APPLICABLE STATE SECURITIES LAWS, RULES AND REGULATIONS, UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR KTI, INC. IS GIVEN THAT EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."



                                   ARTICLE II
                             CLOSING; REPRESENTATIVE

            Section II.1. Closing. The Closing of the Merger (the "Closing") shall take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020 on a date and time mutually agreed upon by the Buyer and the Company to be as soon as practicable following the satisfaction or waiver of all of the conditions to such Closing set forth in Articles VII and VIII hereof. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date."

            Section II.2. Items to be Delivered by the Company and the Holders at the Closing.

            In addition to the other deliveries or actions required to be delivered or performed hereby, at the Closing, the Company and the Holders shall deliver or cause to be delivered to the Buyer the following:

            (a) the officer's certificate required by Section 7.1 hereof;

            (b) the certificates required by Section 7.2 hereof, together with all attachments thereto;

            (c) evidence of all consents, approvals, orders, releases, qualifications or waivers required by Section 7.5 hereof, all of which are set forth on Schedule 7.5 hereto;

            (d) the certificates or other instruments representing all of the securities;

            (e) the corporate seal and all of the minute books and stock transfer books of the Company and its Subsidiaries;

            (f) the Employment Agreements (as defined in Section 7.6 hereof), duly executed by each of the persons set forth in Exhibit G, annexed hereto;

            (g) the Registration Rights Agreements (as defined in Section 8.7 hereof), duly executed by each of the Holders;

            (h) title searches, abstracts or commitments as required by Schedule
7.8 hereof;

            (i) evidence reasonably satisfactory to the Buyer of compliance with the Municipality Contracts (as defined below) as described in Section 3.13(d) hereof;

            (j) copies of the Permits required pursuant to Section 7.3 hereof, all of which are listed on Schedule 3.6 hereof;

            (k) an agency letter from the Company authorizing the change of the Company's insurance agency of record to Olympic Insurance Associates, Inc.; and

            (l) such other certificates and other instruments and documents required to be delivered by either the Company or the Holders pursuant to this Agreement or any Related Agreement at or prior to the Closing or as may be reasonably requested by the Buyer or its counsel in connection with the Transactions.

            Section II.3.    Items to be Delivered by the Buyer at the Closing.

            In addition to the other deliveries or actions required to be delivered or performed hereby, at the Closing, the Buyer shall deliver or cause to be delivered to the Company and the Holders the following:

            (a) the officer's certificate contemplated by Section 8.1 hereof;

            (b) the certificates required by Section 8.2 hereof, together with all attachments thereto;

            (c) the Initial Merger Consideration;

            (d) the Employment Agreements, duly executed by the Buyer;

            (e) the Registration Rights Agreements, duly executed by the Buyer; and

            (f) such other certificates and other instruments and documents required to be delivered by the Buyer or the Merger Sub pursuant to this Agreement or any Related Agreement at or prior to the Closing or as may be reasonably requested by the Company, the Holders or their counsel in connection with the Transactions.

            Section II.4. Representative. Each Holder appoints Robert A. Williams as such Holder's representative (the "Representative"), to do any and all things and to execute any and all documents or other papers (as defined in Section 12.1 hereof), in such Holder's name, place and stead, in any way which such Holder could do if personally present, in connection with this Agreement and the Transactions, including, without limitation, to accept on such Holder's behalf any amount payable to such Holder under this Agreement, and the Buyer shall be entitled to rely, as being binding upon such Holder, upon any document or other paper believed by it to be genuine and correct and to have been signed or sent by the Representative, and the Buyer shall not be liable to any Holder for any action taken or omitted to be taken by it in such reliance.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Buyer and the Merger Sub as follows:

            Section III.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and lawful authority to own, lease and operate its assets, properties (as defined in Section 12.1 hereof) and business and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. For purpose of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the condition (financial or otherwise), business, properties, assets, results of operations or prospects of such person or entity and its subsidiaries, taken as a whole; and "Material Adverse Change" means a change or a development involving a prospective change which would result in a Material Adverse Effect. The Company does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth on Schedule 3.1 hereto, and is not required for any reason to be qualified or otherwise authorized to do business in any other jurisdiction, except where the failure to be so qualified or authorized to do business, would not have a Material Adverse Effect on the Company.

            Section III.2. Subsidiaries; Investments. Schedule 3.2 hereto sets forth each direct and indirect Subsidiary of the Company, including their respective jurisdictions of incorporation. For purposes of this Agreement, the term "Subsidiary" shall mean as to a person (as defined in Section 12.1 hereof) any other person as to which such person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such other person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such other person. The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock and securities of each of its Subsidiaries, there are no irrevocable proxies with respect to such shares or proprietary interests, as the case may be, and no equity securities of any such Subsidiaries are or may become required to be issued by reason of any options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive, registration or anti-dilutive rights), stock appreciation rights, calls or commitments of any character whatsoever (collectively, "Rights") relating to shares of any capital stock or securities of any such Subsidiary, and there are no contracts or other agreements (as defined in Section 12.1 hereof) by which any such Subsidiary is bound to issue additional shares of capital stock or other securities, as the case may be, or any Rights relating to such shares and other securities. All of such shares and proprietary interests are owned by the Company free and clear of any Liens (as defined in Section 12.1 hereof) with respect thereto. Except as set forth on Schedule 3.2 hereto, each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate or other power and lawful authority to own, lease and operate its respective, assets, properties and business and to carry on its respective business as it is now being conducted. Except as set forth on
Schedule 3.2 hereto, each Subsidiary of the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. No Subsidiary of the Company owns or leases property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth on Schedule 3.2 hereto, and no Subsidiary of the Company is required for any reason to be qualified or otherwise authorized to do business, in any other jurisdiction, except where the failure to be so qualified or authorized to do business, would not have a Material Adverse Effect on the Company. Except for shares of capital stock and securities of the Company's Subsidiaries, the Company does not, directly or indirectly, own or control or have any capital or other equity interest or participation in, or any interest convertible, exchangeable or exercisable for any capital or other equity interest or participation in, nor is the Company, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any person.

            Section III.3. Capitalization. The authorized capital stock of the Company consists of 6,175,000 shares consisting of: (a) 1,500,000 shares of Company Class A Preferred Stock, (b) 75,000 shares of Company Class B Preferred Stock, (c) 600,000 shares of Company Class C Preferred Stock, and (d) 4,000,000 shares of Company Common Stock. As of the date hereof: (x) 1,149,842 shares of Company Class A Preferred Stock, 75,000 shares of Company Class B Preferred Stock and 488,625 shares of Company Class C Preferred Stock, and 1,647,662 shares of Company Common Stock, are outstanding, and all such shares have been validly issued and are fully paid and nonassessable; (y) no shares of Company Class A Preferred Stock, no shares of Company Class B Preferred Stock and no shares of Company Class C Preferred Stock, and no shares of Company Common Stock, are held in the treasury of the Company; and (z) no shares of

Company Class A Preferred Stock, no shares of Company Class B Preferred Stock and no shares of Company Class C Preferred Stock, and 2,343,011 shares of Company Common Stock are reserved for issuance. Except as set forth on Schedule
3.3 hereto, there are no other shares of capital stock of the Company outstanding and no other outstanding Rights to which the Company or any of the Holders is a party or may be bound requiring the issuance or sale of shares of any capital stock of the Company, and there are no contracts or other agreements by which the Company is or may become bound to issue additional shares of its capital stock or any Rights relating to such shares. As to each such Right set forth on Schedule 3.3 hereto, such Schedule 3.3 sets forth, as of the date of this Agreement, the date of issuance of such security, the exercise price thereof, the number of shares and the class of capital stock for which such security is exercisable and the period during which such security may be exercised.

            Section III.4. Certificate of Incorporation and By-Laws; Minute Books. Copies of the certificate of incorporation and by-laws of the Company and each of its Subsidiaries and all amendments to each, have heretofore been delivered or made available to the Buyer and such copies, as so amended, are true, complete and accurate. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records, in all material respects, of all meetings and consents in lieu of meetings of their respective boards of directors, and any committees thereof (or persons performing similar functions), since the time of their respective organizations. The stock books of the Company and each of its Subsidiaries are true, complete and accurate in all material respects.

            Section III.5. Authority Relative to this Agreement. The Company has the corporate right, power, legal capacity and authority to enter into, execute and deliver this Agreement and each Related Agreement to which the Company is a party and to perform fully the Company's obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Related Agreement to which the Company is a party and the consummation by the Company of the Transactions have been duly authorized by the board of directors and stockholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and each Related Agreement to which the Company is a party and the consummation of the Transactions. This Agreement has been, and each Related Agreement will be, duly executed and delivered by the Company and this Agreement constitutes, and the Related Agreements to which the Company is a party will constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by: (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect; and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity); provided, however, that the Related Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

            Section III.6. Absence of Conflicts. Except as set forth in Schedule
3.6 hereto, the execution and delivery of this Agreement and each Related Agreement to which the Company is a party, the consummation of the Transactions and compliance with the provisions hereof and thereof, will not: (a) require any Permit (as defined below); (b) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or render terminable, or accelerate the performance required by, or result in a creation of any Lien upon any of the assets, properties or businesses of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the charter documents or by-laws of the Company or any of its Subsidiaries as currently in effect or (ii) any contract or other agreement to which the Company or any of its Subsidiaries or any of the Company's assets, properties or business or any of its Subsidiaries' assets, properties or business may be subject; or (c) subject to compliance with the statutes, laws, rules and regulations referred to in Section 3.7 hereof and other than filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under state securities or "blue sky" laws, violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any Governmental Authority (as defined in Section 12.1 hereof) which is applicable to the Company or any of its Subsidiaries or any of their respective assets, properties or businesses, except, in the case of clauses (a),
(b) (ii) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which would not have an adverse effect on the ability of the parties hereto to consummate the Transactions or have a Material Adverse Effect on the Company.

            Section III.7. Governmental Permits and Approvals. Other than in connection, or in compliance, with (a) the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (b) the filing of the Certificate of Merger with the State of Delaware, (c) the compliance with applicable federal and state securities laws and (d) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Authorities, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on the Company or would not reasonably be expected to interfere with or materially delay the consummation of the Transactions, no notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any Governmental Authority (collectively, "Permits") is necessary for the consummation of the Transactions by the Company.

            Section III.8. Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1996 and 1997, and the related consolidated statements of income and cash flow for the years then ended, including the notes thereto, audited or reported upon by Arthur Andersen LLP, which have heretofore been delivered to the Buyer, fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at such dates and the results of operations and cash flow of the Company and its Subsidiaries for the years then ended in accordance with GAAP applied on a consistent basis (except as indicated in the notes thereto). The unaudited consolidated balance sheets of the Company and its Subsidiaries as at May 31, 1998 and the related consolidated statements of income and cash flow for the period then ended which have heretofore been delivered to the Buyer, fairly present in all material respects (subject to normal year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at such dates and the results of operations and cash flow of the Company and its Subsidiaries as of such dates and for the periods then ended in accordance with GAAP applied on a consistent basis (other than the footnote disclosure included therewith). The foregoing consolidated financial statements are hereinafter referred to collectively as the "Financials"; the balance sheet at May 31, 1998 included in the Financials is hereinafter referred to as the "Balance Sheet"; and May 31, 1998 is hereinafter referred to as the "Balance Sheet Date."

            Section III.9. No Material Adverse Change. Since December 31, 1997, there has been no change which would have a Material Adverse Effect on the Company and the Company does not have any knowledge (as is defined in Section
12.1 hereof) of any such change which is threatened, nor has there been any damage, destruction or loss which would have a Material Adverse Effect, whether or not covered by insurance.

            Section III.10.  Tax Matters.

            (a) The total amounts set up as reserves for current and deferred Taxes in the Financials are, and the total amounts accrued on the books and records of the Company for the period commencing on the day following the Balance Sheet Date and ending on the Closing Date will be, sufficient for the payment of all Taxes, whether or not measured in whole or in part by net income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of the Company and its Subsidiaries up to and through the Balance Sheet Date and the Closing Date, respectively. The amounts accrued for the period from the Balance Sheet Date to the Closing Date will be computed consistently with the reserves on the Balance Sheet.

            (b) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, either separately or as a member of an affiliate group of corporations. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return except as shown on Schedule 3.10 hereto. No claim has ever been made by a Taxing Authority (as defined in Section 12.1 hereof) in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            (c) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (d) There is no dispute or claim concerning any liability for Tax of any of the Company and its Subsidiaries either (i) claimed or raised by any Taxing Authority in writing or (ii) as to which the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such Taxing Authority. Schedule 3.10 hereto lists all federal, state, local, and foreign Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1990, indicates those Tax Returns that have been audited by any Taxing Authority, identifying such Authority, and indicates those Tax Returns that currently are the subject of audit by any Taxing Authority, identifying such Taxing Authority. The Company has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries for taxable periods ending after 1989.

            (e) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency except as indicated on Schedule 3.10 hereto.

            (f) Except for any amounts related to the payment of bonuses to certain employees of the Company prior to Closing, amounts relating to the forgiveness of debt owed to the Company by certain employees, and any amounts related to the amendment or the vesting of, or exercise of the Options, including any payments to holders of Options for income taxes payable by each such Holder in connection with the exercise of the Options, none of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated or combined federal, state, local, or foreign income or franchise Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law or regulations), as a transferee or successor, by contract, or otherwise.

            Section III.11. Compliance with Law. Except as set forth on Schedule 3.11, neither the Company nor any of its Subsidiaries has violated or failed to comply with any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation, of any Governmental Authority applicable to it or to their respective assets, properties, businesses or operations except for such violations or failures to comply which would not have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.11 hereto, no Permit is necessary for the conduct of the business of the Company or any of its Subsidiaries, except for such Permits, which if not obtained, would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries have all Permits set forth on Schedule 3.11 hereto, and all of such Permits are in full force and effect except where the failure to have such Permits or for such Permits to be in full force and effect would not have a Material Adverse Effect on the Company. No violations are or have been recorded in respect of any Permit and no proceeding is pending, or to the knowledge of the Company threatened, to revoke or limit any Permit.

            Section III.12. Litigation. Except as set forth on Schedule 3.12 hereto, there are no outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of, or, to the knowledge of the Company, any investigations or inquiries by or before, any Governmental Authority or arbitral tribunal against or involving the Company or any of its Subsidiaries. Except as set forth on
Schedule 3.12 hereto, neither the Company nor any of its Subsidiaries is a party to, or to the knowledge of the Company threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding, or investigation or inquiry, which, if decided adversely to the Company or such Subsidiary, could have an adverse effect upon the ability of the parties hereto to consummate the Transactions or could result in a Material Adverse Effect on the Company or any of its Subsidiaries. Except as set forth on Schedule 3.12 hereto, the Company has no knowledge of any fact, event or circumstance that may give rise to any suit, action, claim, proceeding or investigation that would be required to be set forth on Schedule 3.12 hereto were it currently pending or threatened. Except as set forth on Schedule 3.12 hereto, the Company has no knowledge of any dispute with any person under contract with the Company any of its Subsidiaries which could have a Material Adverse Effect on the Company.

            Section III.13. Agreements. Schedule 3.13 hereto sets forth a list of all of the following contracts and other agreements which are material to the Company and its Subsidiaries taken as a whole, and to which the Company or any of its Subsidiaries is party or by or to which their respective assets, properties or businesses are bound or subject, including, but not limited to:
(a) contracts and other agreements with any current or former officer, director, employee, consultant, agent or shareholder; (b) contracts and other agreements involving annual payments under any such contract or other agreement or under any related series of contracts or other agreements of at least one hundred thousand dollars ($100,000) for the sale of materials, supplies, equipment, merchandise or services; (c) contracts and other agreements involving annual payments under any such contract or other agreement or under any related series of contracts or other agreements of at least one hundred thousand dollars ($100,000) for the purchase or acquisition of materials, supplies, equipment, merchandise or services; (d) contracts and other agreements between the Company or any of its Subsidiaries and any county, municipality or other Governmental Authority regarding the provision of services at, or delivery of recyclable material to, any of the Company's facilities ("Municipality Contracts"); (e) distributorship, representative, management, marketing, sales agency, printing or advertising contracts and other agreements; (f) contracts and other agreements for the grant to any person of any preferential rights to purchase any of the Company's or any of its Subsidiaries' assets, properties or businesses; (g) joint venture contracts and other agreements; (h) contracts and other agreements under which the Company or any of its Subsidiaries has guaranteed the obligations of any person; (i) contracts and other agreements under which the Company or any of its Subsidiaries agrees to indemnify any person or to share any Liability for Taxes with any person, other than the Company or any of its Subsidiaries; (j) contracts and other agreements limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or in any geographic area; (k) contracts and other agreements relating to the past or pending acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any person; (l) contracts and other agreements for the payment of fees or other consideration to any Holder, any officer or director of any Holder or the Company or any other entity in which any of the foregoing has an interest; and (m) any other contract or other agreement, whether or not made in the ordinary course of business, that is material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, all of the contracts and other agreements set forth on Schedule
3.13 hereto are in full force and effect in all material respects and the Company or its applicable Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its Liabilities thereunder. Each of the Company and its Subsidiaries that is a party to any contract or agreement set forth on Schedule 3.13 hereto is substantially in compliance with and is not in breach of any of the terms thereof and, to the knowledge of the Company, nor are the other parties thereto, except for such breaches which would not result in a Material Adverse Effect.

            Section III.14. Real Estate. Schedule 3.14 hereto sets forth a list of: (a) all real property owned by the Company or any of its Subsidiaries; (b) all material leases, subleases or other contracts and other agreements under which the Company or any of its Subsidiaries is a lessor or lessee of any real property; (c) all options held by the Company or any of its Subsidiaries or contractual obligations on the part of the Company or any of its Subsidiaries to purchase or acquire any interest in real property (whether by purchase or lease); and (d) all options granted by the Company or any of its Subsidiaries or contractual obligations on the part of the Company or any of its Subsidiaries to sell or dispose of any interest in real property (whether by sale or lease). Such leases, subleases and other agreements are in full force and effect in all material respects and, to the knowledge of the Company, are valid, binding and enforceable upon the parties thereto in accordance with their terms, except as limited by: (y) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect; and (z) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity), and there does not exist under any such lease of real property any default (or any event which, with notice or lapse of time or both, would constitute a default), which default would have a Material Adverse Effect on the Company. The plants, buildings and structures reflected on the Balance Sheet are in good operating condition and repair (giving due account to the age and length of use of same, ordinary wear and tear excepted), are suitable for their present uses and are structurally sound (including without limitation, the roofs thereof). The Company and its Subsidiaries have the right to use their respective properties, in accordance with the terms of the agreements listed on Schedule 3.14, for the operations currently conducted thereon.

            Section III.15. Accounts and Notes Receivable. All accounts and notes receivable reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business, represent valid obligations to the Company and its Subsidiaries and have been collected or, to the knowledge of the Company, are collectible in the aggregate recorded amounts thereof (net of any reserves therefor reflected on the Balance Sheet) in accordance with their terms.

            Section III.16. Inventory Valuation. The inventory of the Company and its Subsidiaries as set forth on the Balance Sheet was, and the inventory of the Company and its Subsidiaries is, in usable or salable condition in the ordinary course of business at the amounts carried on the Balance Sheet and currently on the books and records of the Company and its Subsidiaries, respectively.

            Section III.17. Tangible Property. The plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property which is treated by the Company or any of its Subsidiaries as depreciable or amortizable property (collectively, the "Tangible Property") of the Company and its Subsidiaries are in good operating condition and repair (giving due account to age and length of use of same, ordinary wear and tear excepted), are suitable for their present uses, and comprise all the Tangible Property necessary for the conduct of the Company's business heretofore conducted.

            Section III.18. Intangible Property. Schedule 3.18 hereto, sets forth all patents, trademarks, service marks, trade names, copyrights, franchises, royalty agreements and other similar agreements, both foreign and domestic, all applications which have been filed or are currently being prepared for any of the foregoing, and all permits, grants, assignments, licenses or other rights running to or from the Company or any of its Subsidiaries relating to any of the foregoing which are used in or useful to the business of the Company or any of its Subsidiaries as conducted or as contemplated to be conducted. Except as set forth on Schedule 3.18 hereto, neither the Company nor any of its Subsidiaries have received any written notice of any adversely held patent, trademark, service mark, trade name copyright or franchise of any other person or notice of any claim of any other person relating to any of the property set forth on Schedule 3.18 hereto or any process or confidential information of the Company or any of its Subsidiaries, and none of the Company nor any of its Subsidiaries has any knowledge of any basis for any such charge or claim.

            Section III.19. Liens. The Company and its Subsidiaries have, in the case of real property, good and marketable title to, or in the case of leased property, valid leasehold interests in, all of their respective material assets, properties and businesses, including, without limitation, all of the assets, properties and businesses reflected on the Balance Sheet, or assets acquired and sold since the Balance Sheet Date in the ordinary course of business consistent with past practice, in each case, free and clear of any Lien, except with respect to: (a) immaterial assets, properties and businesses; (b) assets, properties and businesses disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (c) Liens securing Taxes, assessments, governmental, regulatory or administrative charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable; (d) assets subject to capitalized leases; or
(e) as set forth on Schedules 3.14, and 3.19, as appropriate (collectively, "Permitted Liens").

            Section III.20. Liabilities. As at the Balance Sheet Date and as of the date hereof, except as set forth on Schedule 3.20 hereto, the Company and its Subsidiaries did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"), that were not fully and adequately reflected or reserved against on the Balance Sheet other than those incurred since the Balance Sheet Date in the ordinary course of business and those which would not have a Material Adverse Effect on the Company.

            Section III.21. Suppliers and Customers. Except as set forth on
Schedule 3.21 hereto, no single supplier or customer, individually or in the aggregate, accounts for five percent (5%) or more of the aggregate annual value of supplies purchased or products and services furnished by the Company and its Subsidiaries taken as a whole.

            Section III.22. Employment and Labor Agreements. Schedule 3.22 hereto lists all employment and consulting contracts and other agreements between the Company or any of its Subsidiaries, on the one hand, and any of the Company's or such Subsidiaries' employees, consultants and agents, on the other hand. Except as separately identified on Schedule 3.22 hereto, the consummation of the Transactions will not (a) entitle any current or former employee, consultant or agent of the Company or any of its Subsidiaries to severance pay, employment compensation or any other payment, benefit or award, or (b) accelerate the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee. Except as set forth on
Schedule 3.22, no contract or other agreement exists between the employees of the Company or any of its Subsidiaries (or a union representing any of such employees), on the one hand, and the Company or any of its Subsidiaries, on the other hand, and, to the knowledge of the Company, no union has attempted to organize or represent the labor force of the Company or any of its Subsidiaries in the twenty-four (24) months immediately prior to the date hereof. True, complete and accurate copies of the documents and other papers setting forth the terms of each contract and other agreement described on Schedule 3.22 hereto have heretofore been delivered or made available to the Buyer. There are no oral modifications to any of such contracts or other agreements. The Company has no knowledge of any present or threatened walkout, strike or any other similar occurrence which could have a Material Adverse Effect on the Company.

            Section III.23. Employee Benefit Plans. Schedule 3.23 hereto lists all employee benefit plans of the Company and its Subsidiaries to which the Company or such Subsidiary is obligated to contribute, including, without limitation, each single employer, multi-employer and multiple employer pension, profit-sharing, stock bonus, money purchase, retirement, welfare benefit, savings, insurance, vacation pay, severance pay, stock purchase, stock option, incentive or deferred compensation and bonus plan or arrangement, and any other employee benefit plan covering and with respect to the Company or any of its Subsidiaries and the Company's or such Subsidiary's employees, consultants, agents and ex-employees, and their dependents and beneficiaries (collectively, the "Employee Benefit Plans").

Except as set forth on Schedule 3.23, none of the Company or any of its Subsidiaries nor any entity that is a member of a controlled group of corporations (as determined under Section 414(b) of the Code) that includes the Company or any entity under common control with the Company (as determined under Section 414(c) of the Code) maintains or contributes to, or has ever made or contributed to, a pension plan (as defined in Section 3(2) of ERISA), including a defined benefit plan subject to Title IV of ERISA and a multi-employer plan as defined in Section 3(37) of ERISA). Except as set forth on Schedule 3.23 hereto, none of the Company or any of its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Section 4980B of the Code). All of such Employee Benefit Plans have been operated in accordance with their terms, in all material respects, and all of such Employee Benefit Plans that are nonmultiemployer plans, and that are subject to the terms of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, or other statutes, laws, ordinances, codes, rules and regulations (and each related trust, insurance contract or fund) comply in form and in operation in all material respects with ERISA, the Code, and such other statutes, laws, ordinances, codes, rules and regulations, as applicable, except where such noncompliance would not result in a Material Adverse Effect on the Company. In the case of each such Employee Benefit Plan which is a qualified plan exempt from income Taxation, except as separately identified on Schedule 3.23 hereto, a determination has been received from the appropriate District Director of Internal Revenue that such plan is qualified under Section 401(a) of the Code and the trust created thereunder, if any, is exempt from federal Taxation under
Section 501(a) of the Code. Except as set forth on Schedule 3.10, no amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except as set forth on Schedule 3.10, no such Employee Benefit Plan has incurred any accumulated funding deficiency (within the meaning of ERISA or the Code) and neither the Company nor any of its Subsidiaries has any Liability or potential Liability on account of an accumulated funding deficiency with respect to any Employee Benefit Plan. There has been no transaction involving any Employee Benefit Plan maintained by the Company or any of its Subsidiaries which is a "prohibited transaction" under ERISA or the Code, including without limitation the Transactions, in connection with which the Company or such Subsidiary would be subject to Liability under ERISA or any Tax Liability imposed by the Code for which an exemption is unavailable, or which would subject any such Employee Benefit Plan, the Company or such Subsidiary to a penalty under ERISA, the Code or any other statute, law, ordinance, code, rule or regulation. No fiduciary with respect to an Employee Benefit Plan has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan, except where such liability or noncompliance would not result in a Material Adverse Effect on the Company.

            Except as separately identified on Schedule 3.23 hereto, there has been no complete or partial termination of any such Employee Benefit Plan, nor has there been any "reportable event" as defined in Section 4043(b) of ERISA and the regulations promulgated thereunder with respect to any such Employee Benefit Plan maintained by the Company or any of its Subsidiaries, which would have an adverse effect. Except as separately identified on Schedule 3.23 hereto, none of the Employee Benefit Plans listed thereon provides for additional or accelerated payments or other consideration to be made on account of the Transactions. No suit, action, claim (other than a claim separately identified on Schedule 3.23 hereto), proceeding, investigation or arbitration has been made or instituted or, to the knowledge of the Company threatened, with respect to any of such Employee Benefit Plan or any assets thereof.

            All contributions or payments (including all employer contributions and employee salary reduction contributions) required to be made to such Employee Benefit Plans by their terms or by law and any relevant collective bargaining agreement(s), before or after the Closing Date, with respect to all periods or events occurring prior to the Closing Date (including all insurance premiums) whether or not due have been paid or accrued, in all material respects, on the books of account of the Company and each of its Subsidiaries in accordance with past custom and practice of the Company and its Subsidiaries prior to the Closing Date (including, without limitation, a pro rata share with respect to any period including the Closing Date based on the ratio of the number of days in such period to the total number of days in the plan year).

            Each such Employee Benefit Plan which is described in Schedule 3.23 as meeting the requirements of Section 401(a) of the Code, meets the requirements of a "qualified plan" under Section 401(a) of the Code and has within the last two years, either received a favorable determination letter from the Internal Revenue Service or has requested such a letter within the remedial amendment period of Section 401(b) of the Code.

            All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Sec. 4980B of the Code have been met with respect to each such Employee Benefit Plan which is a group health plan within the meaning of Section 5001(g)(2) of the Code.

            True, complete and accurate copies of the documents setting forth the terms of each Employee Benefit Plan listed on Schedule 3.23 hereto, including, without limitation, plans, agreements, amendments, trusts and all related contracts and other agreements and, where applicable, copies of the plans': (i) most recent summary plan descriptions and modifications thereto;
(ii) most recent favorable Internal Revenue Service determination letters; (iii) five (5) most recent annual reports (Forms 5500), including, without limitation, audited financial statements and all schedules thereto; (iv) five (5) most recent actuarial reports; and (v) related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan have heretofore been made available or delivered to the Buyer. There are no oral modifications to any of such Employee Benefit Plans. The Liabilities for all benefits provided pursuant to the Employee Benefit Plans set forth on Schedule
3.23 hereto have been accurately and appropriately provided for on the books of account of the Company and each of its Subsidiaries, as the case may be.

            Section III.24. Employees. Schedule 3.24 hereto sets forth all of the employees of the Company and each of its Subsidiaries as of May 31, 1998.

            Section III.25. Environmental Matters. Except as set forth on
Schedule 3.25 hereto:

            (a) The Company and its Subsidiaries comply and at all times have complied with all Environmental Laws (as defined in Section 12.1 hereof), other than any noncompliance with Environmental Laws which would not have a Material Adverse Effect on the Company, applicable to their businesses or the Company Property including, without limitation, the use, maintenance and operation of the Company Property, and all activities and conduct of business by the Company and its Subsidiaries related thereto, including, without limitation, the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant (as defined in Section 12.1 hereof);

            (b) The Company and its Subsidiaries have obtained or have taken appropriate steps, as required by Environmental Laws, to obtain all environmental, health and safety permits, consents, licenses and other authorizations necessary for the operation of their businesses and the ownership and operation of the Company Property (collectively, "Environmental Permits"), other than those Environmental Permits the failure of which to obtain would not have a Material Adverse Effect on the Company, and all Environmental Permits are in good standing, and the Company and its Subsidiaries are currently in compliance with all terms and conditions of Environmental Permits, except for such failures to comply which would not have a Material Adverse Effect on the Company. No material change in the facts or circumstances reported or assumed in the applications for or the granting of Environmental Permits exists. There are not any proceedings threatened which would jeopardize the validity of any of the Environmental Permits;

            (c) All of the third parties with which the Company or any of its Subsidiaries have arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any Contaminant generated or present at the Company Property, or which otherwise participate or have participated in activities or conduct related to the Company, its Subsidiaries, their businesses or the Company Property, were properly permitted at the relevant time to perform the foregoing activities or conduct, other than those third parties whose failure to obtain the necessary permits would not have a Material Adverse Effect on the Company;

            (d) Neither the Company nor any of its Subsidiaries is subject to any pending investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing in connection with their businesses or the Company Property, nor has the Company nor any of its Subsidiaries received any written notice, claim or other written communication concerning (i) any violation of any Environmental Laws, (ii) any Remedial Action (as defined in Section 12.1 hereof), (iii) any Liabilities arising from a Release (as defined in Section 12.1 hereof) or threatened Release at the Company Property or any other location, or (iv) any Liabilities for personal injury or threatened personal injury, or injury or threatened injury to property or natural resources;

            (e) No Environmental Lien (as defined in Section 12.1 hereof) has attached to the Company Property;

            (f) There has been no Release in reportable quantities at or from the Company Property;

            (g) The Company Property is not listed or proposed for listing on the National Priorities List ("NPL") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or listed on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites, and none of the Company or any of its Subsidiaries is aware of any conditions at the Company Property which, if known to a Governmental Authority, would qualify the Company Property for inclusion on any such list;

            (h) Neither the Company nor any of its Subsidiaries has any contingent liability in connection with the ownership or operation of their businesses or the Company Property for a Release or threatened Release at any location;

            (i) Neither the Company nor any of its Subsidiaries has disposed, as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"), of any Contaminant at the Company Property in a manner that could have a Material Adverse Effect on the Company;

            (j) Neither the Company nor any of its Subsidiaries has transported or arranged for the transport of any Contaminant to any facility or site for the purpose of treatment or disposal which (i) is or was, at the time of disposal, subject to a Remedial Action requirement (other than routine, anticipated, closure-related corrective action obligations affecting closed solid waste management units at such facility) issued under RCRA or any state or local solid or hazardous waste regulatory law, or (ii) at the time of the disposal had received a notice of violation or was otherwise subject to a governmental enforcement action with respect to alleged violations of any Environmental Laws;

            (k) None of the Company, its Subsidiaries nor any other person has ever caused any Contaminant to be constructed, deposited, Released, stored, disposed, or leaching onto or underneath other properties from the Company Property in a manner that could have a Material Adverse Effect on the Company, nor has any Contaminant migrated or threatened to migrate from other properties upon, about or beneath the Company Property in a manner that could have a Material Adverse Effect on the Company;

            (l) There is not constructed, placed, deposited, stored, disposed of nor located on the Company Property any asbestos in any form which has become or threatens to become friable;

            (m) No underground storage tanks or associated piping are or have ever been located on the Company Property; and

            (n) There is not constructed, placed, deposited, Released, stored, disposed, leaching nor located on the Company Property any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs, or any insulating material containing urea formaldehydes.

            Section III.26. Unlawful or Undisclosed Payments. None of the Company, any of its Subsidiaries, or to the knowledge of the Company, any officer, director, employee, consultant or agent thereof acting on their respective behalves, or on behalf of each other, has made, directly or indirectly, any payment or promise to pay, or gift or promise to give, or authorized such a promise or gift, of any money or anything of value, which is or may be unlawful in any respect, including without limitation contributions, gifts, entertainment or other expenditures, directly or indirectly, to or on behalf of any customer, supplier, Governmental Authority or to any employee or agent thereof, for the purpose of influencing any act or decision of such party or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority, or any agency or subdivision thereof; or in order to assist the Company or any of its Subsidiaries to obtain or retain business for or direct business to the Company or any of its Subsidiaries that (a) may be unknown or undisclosed to the employers of the persons or entities which received any such payments; or (b) are not fully disclosed as such on the books and records of the Company.

            Section III.27. Insurance. Schedule 3.27 hereto sets forth all policies or binders of fire, liability, worker's compensation, vehicular or other insurance held by or on behalf of the Company or any of its Subsidiaries (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than one hundred thousand dollars ($100,000), setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit of any of the insurer's liability thereunder).

            Section III.28.  Operations of the Company.

            Except as set forth on the other schedules hereto or on Schedule
3.28 hereto, from December 31, 1997 through the date hereof, neither the Company nor any of its Subsidiaries has:

            (a) merged with or into or consolidated with any other person, subdivided, combined or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

            (b) authorized, issued, sold, purchased, redeemed, distributed, delivered, disposed or granted, or entered into any contracts or other agreements to issue, sell, purchase, redeem, distribute, deliver, dispose or grant, any shares of its capital stock or any Rights relating to its capital stock or vest any rights with respect to options exercisable for its capital stock other than pursuant to existing employment or severance agreements or option plans (each as in effect on the date hereof); and

            (c) grant any right to appoint directors of the Company or any of its Subsidiaries or other corporate governance rights;

            (d) declared, set aside or paid any dividends or declared, set aside or made any distributions of any kind to its shareholders (other than to the Company or any of its wholly-owned Subsidiaries), or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

            (e) reduced its cash or short-term investments or their equivalent, or sold or purchased any marketable securities, other than to meet cash needs arising in the ordinary course of business in a manner consistent with past practice; or prepaid its expenses or obligations except in accordance with the terms of applicable contracts, commitments and arrangements and in the ordinary course of business (and in any case, not to exceed $500,000);

            (f) adopted a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its Subsidiaries;

            (g) waived any right of value material to the Company and its Subsidiaries taken as a whole;

            (h) made any change in its accounting methods, principles or practices or made any change in depreciation or amortization policies or rates adopted by it, except insofar as may have been required by a change in GAAP;

            (i) with respect to accounting policies or procedures, failed to take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual);

            (j) revalued any portion of its assets, properties or businesses including, without limitation, any write-down of the value of inventory or other assets or any write-off of notes or accounts receivable;

            (k) materially changed any of its business policies including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

            (l) other than as contemplated by this Agreement, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants or agents or any accrual for or contract or other agreement to make or pay the same;

            (m) made any loan or advance to any of its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business in a manner consistent with past practice) or made any other loan or advance otherwise than in the ordinary course of business in a manner consistent with past practice;

            (n) made any payment or commitment to pay severance or termination pay to any of its officers or directors, or, other than in the ordinary course of its business consistent with past practice, to any of its employees, consultants, agents or other representatives;

            (o) sold, abandoned or made any other disposition of any of the material assets, properties or businesses of the Company or any of its Subsidiaries other than sales of inventory in the ordinary course of business;

            (p) made any capital expenditures in excess of one hundred thousand dollars ($100,000) in any one (1) case or five hundred thousand dollars ($500,000) in the aggregate;

         (q) incurred or assumed any Liability other than short-term bank borrowings, or issued any debt securities or assumed, guaranteed, endorsed or otherwise as an accommodation became responsible for, Liabilities of any other person; or encumbered any of its property or other assets; or canceled any debts or claim except, in each case, in the ordinary course of business;

         (r) except for Tangible Property acquired in the ordinary course of business in a manner consistent with past practice, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (s) failed to keep its properties insured substantially to the same extent as they are currently insured;

         (t) amended, terminated or entered into any contract or other material agreement which was not in the ordinary course of business; or entered into or engaged in any transaction with any of its affiliates, shareholders, directors, officers or employees, other than the payment of fees payable to members of the board of directors, reimbursement of expenses and other ordinary course of business transactions consistent with past practice;

         (u) failed to use all reasonable efforts to use all reasonable efforts, to (i) preserve intact its and their respective business organizations and goodwill as to customers, suppliers, and others having business relationship with them, (ii) keep available the services of its officers and employees, and
(iii) maintain satisfactory relationships with those persons having business relationships with it; or

         (v)      agreed to do any of the foregoing.

        Section III.29. Potential Conflicts of Interest. Except as set forth on
Schedule 3.29 hereto, none of the officers of the Company or of any of its Subsidiaries, or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing:

         (a) owns, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings held solely for investment purposes in securities of any person which are listed on any national securities exchange or regularly traded in the over-the-counter market), or is an owner, sole proprietor, shareholder, partner, director, officer, employee, consultant or agent of any person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries;

         (b) owns, directly or indirectly, in whole or in part, any Tangible Property, patent, trademark, service mark, trade name, copyright, franchise, invention, permit, license or secret or confidential information which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or any of its Subsidiaries; or

         (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters.

        As used in this Section 3.29, a person's immediate family shall mean such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

        Section III.30. Full Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by the Company to the Buyer under this agreement, taken together, contain no untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

        Section III.31. No Broker. Except as set forth on Schedule 3.31 hereto, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the Transactions, and other than CIBC Oppenheimer Corp., no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any contract or other agreement with the Company or any action taken by the Company. Notwithstanding the foregoing, in the event that the Company has received financial advice from a broker, finder, agent or similar intermediary in connection with this Agreement or the Transactions, other than CIBC Oppenheimer Corp., the Holders will be solely responsible for the fees and expenses of such firm.

        Section III.32. Seasonality. The business of the Company and its Subsidiaries taken as a whole is not materially affected by seasonal factors and historically has not varied materially from fiscal quarter to fiscal quarter and the Company has no reason to believe that the results of the Company and its Subsidiaries for the period commencing July 1, 1998 and ending December 31, 1998 will not be fairly representative of the results that should be realized by the Company and its Subsidiaries for a full year including such period.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF EACH HOLDER

        Each Holder, severally and not jointly, represents and warrants to the Buyer and the Merger Sub as follows:

        Section IV.1. Title to Securities. Such Holder is, directly or indirectly, the record and beneficial owner of the Shares set forth opposite such Holder's name on Exhibit A, annexed hereto, free and clear of any Lien, or is, directly or indirectly, the record owner of, and has full power and authority to convey, the Securities set forth opposite such Holder's name on Exhibit A, annexed hereto, free and clear of any Lien.

         Section IV.2. Authority Relative to this Agreement. Such Holder has the full legal right and power and all authority and approval required to enter into, execute and deliver this

Agreement and each Related Agreement to which such Holder is a party and to perform fully such Holder's obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Related Agreement to which such Holder is a party and the consummation by such Holder of the Transactions have been (i) duly authorized by the board of directors of each Holder that is a corporation and no other corporate proceedings on the part of each Holder that is a corporation are necessary to authorize the execution, delivery and performance of this Agreement and each Related Agreement to which such Holder is a party and the consummation of the Transactions, and (ii) have been duly authorized by the general partner on the part of each Holder that is a limited partnership and no other partnership proceedings on the part of each Holder that is a limited partnership are necessary to authorize the execution, delivery and performance of this Agreement and each Related Agreement to which such Holder is a party and the consummation of the Transactions. This Agreement has been, and each Related Agreement will be, duly executed and delivered by such Holder and this Agreement constitutes, and the Related Agreements to which such Holder is a party will constitute, the valid and binding obligations of such Holder enforceable against such Holder in accordance with their respective terms, except as such enforcement may be limited by: (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect; and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

        Section IV.3. Absence of Conflicts. Except as set forth on Schedule 4.3 hereto, the execution and delivery of this Agreement and each Related Agreement to which such Holder is a party, the consummation of the Transactions and compliance with the provisions hereof and thereof, will not: (a) require any Permit; (b) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the Securities held by such Holder or upon the assets, properties or businesses of the Company or any of its Subsidiaries, under any of the terms, conditions or provisions of (i) any charter documents or by-laws which are applicable to such Holder or (ii) any contract or other agreement to which such Holder is a party or by or to which such Holder or the Securities held by such Holder are bound or may be subject; or (c) subject to compliance with the statutes, laws, rules and regulations referred to in Section 3.7 hereof and other than filings required under the Exchange Act or under state securities or "blue sky" laws, violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any Governmental Authority which is applicable to such Holder or to the Securities held by such Holder except, in the case of clauses (b)(ii) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which would not, individually or in the aggregate, have a material adverse effect on the ability of the parties hereto to consummate of the Transactions or have a Material Adverse Effect.

         Section IV.4. Vote. Such Holder has voted all voting rights of any of the Securities held by such Holder in favor of the Merger and the other Transactions and will vote, at any subsequent meeting of the Stockholders of the Company to affirm the Merger and the

Transactions, all voting rights of any of the Securities held by such Holder in favor of the Merger and the other Transactions.

         Section IV.5. No Action. Except as set forth on Schedule 4.5, such Holder has no action or cause of action or other suit, action or claim whatsoever against, or owes amounts to, the Company or any of its Subsidiaries.

        Section IV.6. Acquisition of Stock Consideration for Investment. Each Holder set forth on Exhibit A hereto who shall receive shares of Buyer Common Stock additionally represents and warrants to the Buyer and Merger Sub that such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Merger and the other Transactions and its acquisition of Buyer Common Stock in connection therewith. Such Holder is financially able to bear the economic risk of an investment in Buyer Common Stock and has no need for liquidity in this investment. Such Holder is acquiring Buyer Common Stock to be acquired by it for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" laws. Such Holder understands and agrees that Buyer Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable, and accordingly, such Holder understands that such Holder must bear the economic risk of an investment in Buyer Common Stock for an indefinite period of time. Each of the Holders represents and warrants that it, he or she is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, except as set forth on Schedule 4.6.

                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUB

        The Buyer and the Merger Sub, jointly and severally, represents and warrants to the Holders as follows:

        Section V.1. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. The Buyer does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth on Schedule 5.1 hereto. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has conducted no operations since its incorporation other than in connection with the Transactions.

         Section V.2. Subsidiaries. Schedule 5.2 hereto sets forth each direct and indirect Subsidiary of the Buyer, including their respective jurisdictions of organization.

        Section V.3. Authority Relative to this Agreement. Each of the Buyer and the Merger Sub has the requisite corporate right, power, legal capacity and authority to enter into, execute and deliver this Agreement and each Related Agreement to which each of them is a party and to perform fully their respective obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Related Agreement to which each of them are a party and the consummation by the Buyer and the Merger Sub of the Transactions have been duly authorized by the board of directors of the Buyer and the Merger Sub, respectively, and by the sole stockholder of the Merger Sub and no other corporate proceedings on the part of the Buyer or the Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement and each Related Agreement to which each of them are a party and the Transactions. This Agreement has been, and each Related Agreement to which each of them are a party will be, duly executed and delivered by the Buyer and the Merger Sub, respectively, and this Agreement constitutes, and the each Related Agreement to which each of them are a party will constitute valid and binding obligations of the Buyer and the Merger Sub enforceable against the Buyer and the Merger Sub in accordance with their respective terms, except as such enforcement may be limited by: (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditor's rights generally from time to time in effect; and
(b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

        Section V.4. Capitalization. The authorized capital stock of the Buyer consists of: (a) 10,000,000 shares of Preferred Stock, and (b) 40,000,000 shares of Buyer Common Stock. As of the date hereof: (x) 856,000 shares of Series B Convertible Exchangeable Preferred Stock, par value $25 per share ("Buyer Series B Preferred Stock"), and, as of July 15, 1998, 9,686,308 shares of Buyer Common Stock are outstanding, and all such shares have been validly issued and are fully paid and nonassessable; (y) no shares of Buyer Series B Preferred Stock and no shares of Buyer Common Stock are held in the treasury of the Buyer; and
(z) no shares of Buyer Series B Preferred Stock and, as of July 15, 1998, 4,530,027 shares of Buyer Common Stock are reserved for issuance. The authorized capital stock of the Merger Sub consists of 1,500 shares of common stock, no par value, all of which are validly issued and outstanding as of the date hereof. All shares of Buyer Common Stock issued pursuant to this Agreement shall, upon issuance, be fully paid, validly issued and non-assessable. Except as contemplated by this Section 5.4 or pursuant to the Transactions, there are no other shares of capital stock of the Buyer or the Merger Sub outstanding and no other outstanding Rights to which the Buyer or the Merger Sub is a party or may be bound requiring the issuance or sale of shares of any capital stock of the Buyer or the Merger Sub, and there are no contracts or other agreements by which the Buyer or the Merger Sub is or may become bound to issue additional shares of its capital stock or any Rights relating to such shares. All issued and outstanding shares of Buyer Series B Preferred Stock and Buyer Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Buyer in compliance with all registration, or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except for options granted under the plans disclosed in the Disclosure Documents and as set forth on Schedule 5.4, there are no options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of the Buyer's authorized but unissued capital stock. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Buyer's outstanding securities to which Buyer is a party.

        Section V.5. Articles of Incorporation and By-Laws. Copies of the articles of incorporation and by-laws of the Buyer and the certificate of incorporation and by-laws of the Merger Sub, and all amendments to each, have heretofore been delivered to the Company or the Representative and such copies, as so amended, are true, complete and accurate. The minute books of the Buyer and the Merger Sub contain true, complete and accurate records of all meetings and consents in lieu of meetings of their respective boards of directors, and any committees thereof (or persons performing similar functions), since the time of their respective organizations. The stock books of the Buyer and the Merger Sub are true, complete and accurate.

        Section V.6. Public Documents. The Buyer has heretofore delivered to the Company, true, complete and accurate copies of the Buyer's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"), Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "Form 10-Q"), Current Reports on Form 8-K filed since January 1, 1998, the Buyer's proxy statement relating to its 1998 annual meeting of its shareholders and all other reports or documents required to be filed by the Buyer pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the most recent quarterly report on Form 10-Q (collectively, including all the financial statements contained therein, the "Disclosure Documents"). The Disclosure Documents have been prepared, filed and comply in all material respects in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") and as of the date of this Agreement, no additional filing or amendment to any previous filing is required under such rules and regulations. The Form 10-K fairly summarizes the assets, properties, business, operations and management of the Buyer and its Subsidiaries as of the date thereof. The Disclosure Documents, as of the respective dates on which such documents were filed or mailed to shareholders, as the case may be, did not contain any misstatements of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

        Section V.7. Financial Statements. The audited consolidated financial statements (including the notes thereto) of the Buyer and its Subsidiaries set forth in the Form 10-K fairly present the consolidated financial position of the Buyer and its Subsidiaries as of the respective dates thereof and the results of operations and cash flow for the respective periods covered thereby in accordance with GAAP (except as specifically noted therein). The unaudited consolidated financial statements included in the Form 10-Q, fairly present in all material respects (subject to normal year-end audit adjustments) the consolidated financial position of the Buyer and its Subsidiaries as of the respective dates thereof and the results of operations and cash flow of the Buyer and its Subsidiaries for the respective periods covered thereby in accordance with GAAP applied on a consistent basis (other than the footnote disclosure included therewith). Since March 31, 1998, there have been no changes in the Buyer's method of accounting for tax purposes or any other purposes. The financial statements of the Buyer as of March 31, 1998, included in the Disclosure Documents disclose all liabilities of the Buyer required to be disclosed therein and contained adequate reserves for taxes and all other material accrued liabilities as on the date thereof.

        Section V.8. Liabilities. As at December 31, 1997 and as of the date hereof, except as set forth on Schedule 5.8 hereto, the Buyer did not have any Liabilities that were not fully and adequately reflected or reserved against on the balance sheet included in the Form 10-K or reflected on Schedule 5.8 hereto, other than those incurred since December 31, 1997 in the ordinary course of business which are not, individually or in the aggregate, material to the Buyer.

        Section V.9. No Material Adverse Change. Since March 31, 1998, there has been no Material Adverse Change in the business, assets, properties, operations, results of operations, conditions (financial or otherwise) or prospects of the Buyer and its Subsidiaries taken as a whole.

        Section V.10. Absence of Conflicts. Except as set forth in Schedule 5.10 hereto, the execution and delivery of this Agreement and each Related Agreement to which the Buyer or the Merger Sub is a party, the consummation of the Transactions and compliance with the provisions hereof and thereof, will not:
(a) require any Permit; (b) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or render terminable, or accelerate the performance required by, or result in a creation of any Lien upon any of the assets, properties or businesses of the Buyer or its Subsidiaries under, any of the terms, conditions or provisions of
(i) the charter documents or by-laws of the Buyer or any of its Subsidiaries as currently in effect or (ii) any contract or other agreement to which the Buyer or any of its Subsidiaries or any of their respective assets, properties or businesses may be subject; or (c) subject to compliance with the statutes, laws, rules and regulations referred to in Section 3.7 hereof and other than filings required under the Exchange Act or under state securities or "blue sky" laws, violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any Governmental Authority which is applicable to the Buyer or any of its Subsidiaries or any of their respective assets, properties or businesses, except, in the case of clauses (b)(ii) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which would not, individually or in the aggregate, have a material adverse effect on the ability of the parties hereto to consummate the Transactions or have a material adverse effect on the Buyer.

        Section V.11. No Broker. Except as set forth on Schedule 5.11 hereto, no broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the Transactions, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Buyer or any action taken by the Buyer.

         Section V.12. Purchase for Investment. The Buyer acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Buyer is purchasing the Securities solely for investment with no present intention to distribute any of the Securities to any person, and the Buyer will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, and any other applicable securities laws.

        Section V.13. Reserve for Issuance. The Stock Consideration has been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Buyer and its officers, directors and shareholders, and as of the Closing, all such Stock Consideration will be duly reserved for issuance.

        Section V.14. Full Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by the Buyer to the Company under this Agreement, taken together, contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not misleading.

        Section V.15. Financing. The Buyer has delivered to the Company a true and complete copy of the Credit Agreement, dated July 10, 1998 (the "Credit Agreement"), among the Buyer and KeyBank National Association and the other financial institutions party thereto (the "Bank") and KeyBank National Association, as agent relating to the Buyer's revolving credit facility (the "Financing"). The aggregate proceeds of the Financing, subject to the terms and conditions set forth in the Credit Agreement, together with cash and cash equivalents otherwise available to the Buyer, will be sufficient to pay the cash portion of the Merger Consideration.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

        Section VI.1. Conduct of Business. From the date hereof through the Closing Date or termination of this Agreement in accordance with Article XI, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary course in a manner consistent with past practice. Without the prior written consent of the Buyer, the Company shall not undertake any of the actions specified in Section 3.28 hereof. In addition, the Company shall confer on a regular basis with one or more representatives of the Buyer to report operational matters of materiality and any proposals to engage in material transactions.

        Section VI.2. Insurance. From the date hereof through the Closing Date or termination of this Agreement in accordance with Article XI, the Company shall and shall cause its Subsidiaries to, and the Holders shall use their respective best efforts to cause the Company and its Subsidiaries to, maintain in force (including necessary renewals thereof) the insurance policies listed on
Schedule 3.27 hereto, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties and businesses of the Company and its Subsidiaries to the same extent as currently insured at the same or lower rates or at rates approved by the Buyer. The Company shall use commercially reasonable efforts to maintain insurance under any contract and other agreement to which it or any of its Subsidiaries is a party.

        The Company shall, concurrently with the Closing, change its insurance agency of record to Olympic Insurance Associates, Inc. by the issuance of an agency letter.

        Section VI.3. Litigation. From the date hereof through the Closing Date or termination of this Agreement in accordance with Article XI, the Company shall promptly notify the Buyer of any suits, actions, claims, proceedings or investigations which have not been disclosed on Schedule 3.12 and which are threatened or commenced against the Company or any of its Subsidiaries or against any officer, director, employee, consultant, agent or shareholder with respect to the affairs of the Company or any of its Subsidiaries.

        From the date hereof through the Closing Date or termination of this Agreement in accordance with Article XI, the Buyer shall promptly notify the Company of any suits, actions, claims, proceedings or investigations which are threatened or commenced against the Buyer or any of its Subsidiaries or against any officers or directors which could have a Material Adverse Effect on the Buyer or the Buyer's ability to consummate the Merger or the Transactions.

        Section VI.4. Continued Effectiveness of Representations and Warranties; Satisfaction of Conditions. From the date hereof through the Closing Date or termination of this Agreement in accordance with Article XI, the Company shall, and shall cause its Subsidiaries to, preserve their respective business organizations intact; keep available the services of their respective present officers, employees, consultants and agents; maintain their respective present material suppliers, customers, licensors, licensees, contractors and others with which they have advantageous business relationships and preserve their respective goodwill; conduct their respective businesses in such a manner so that the representations and warranties contained in Article III hereof shall continue to be true, complete and accurate on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date to the extent commercially reasonable, except for changes contemplated or permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; use reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to the agreements, arrangements, commitments or understandings set forth on Schedules 3.3, 3.13, 3.14, 3.18 and 3.22; use reasonable efforts to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state or local law or regulation; use reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the Transactions; effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by any Governmental Authority; and use reasonable efforts to fulfill all conditions to this Agreement of such parties set forth in this Article VI.

        From the date hereof through the Closing Date or termination of this Agreement in accordance with Article XI, the Buyer shall, and shall cause the Merger Sub to, use reasonable efforts to cause the representations and warranties contained in Article V hereof to continue to be true, complete and accurate on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date to the extent commercially reasonable, except for changes contemplated or permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; use reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to the agreements, arrangements, commitments or understandings set forth on Schedule 5.10; obtain all consents, approvals and authorizations that are required to be obtained under any federal, state or local law or regulation; lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the Transactions; effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by any Governmental Authority; and fulfill all conditions to this Agreement of such parties set forth in this
Article VI.

        Each party hereto further covenants and agrees, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the Transactions, to respectively use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

        Section VI.5. Advice of Changes. From the date hereof through the earlier of the Closing Date or termination of this Agreement in accordance with
Article XI, the Company shall give prompt written notice to the Buyer of: (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company or the Holders contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; (b) any failure of the Company or of any officer, director, employee, consultant or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; (c) any event of which they have knowledge which will result, or in the opinion of such party, has a reasonable prospect of resulting, in the failure to satisfy the covenants specified in this Article VI; (d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would constitute a default, received by the Company or any of its Subsidiaries subsequent to the date hereof and prior to the Closing Date, under any contract or other agreement material to the Company and its Subsidiaries taken as a whole; (e) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions; (f) any notice or other communication from any Governmental Authority in connection with the Transactions; (g) any Material Adverse Effect on the Company, or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in a Material Adverse Effect on the Company; (h) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), affecting, as the case may be, the Company and its Subsidiaries; or (i) any matter hereafter arising which, if existing, occurring or known at the date hereof, would have been required to be disclosed to the Buyer; provided, however, that no such notification shall affect the representations or warranties of the Company or the Holders or the conditions to the obligations of the Company or the Holders hereunder.

        From the date hereof through the earlier of the Closing Date or termination of this Agreement in accordance with Article XI, the Buyer shall give prompt written notice to the Company of: (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Buyer contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; (b) any failure of the Buyer or of any officer, director, employee, consultant or agent of the Buyer, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; (c) any event of which they have knowledge which will result, or in the opinion of such party, has a reasonable prospect of resulting, in the failure to satisfy the covenants specified in this Article VI; (d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would constitute a default, received by the Buyer or any of its Subsidiaries subsequent to the date hereof and prior to the Closing Date, under any contract or other agreement material to the Company and its Subsidiaries taken as a whole; (e) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions; (f) any notice or other communication from any Governmental Authority in connection with the Transactions; (g) any Material Adverse Effect, or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in a Material Adverse Effect on the Buyer; (h) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), affecting, as the case may be, the Buyer and its Subsidiaries; or (i) any matter hereafter arising which, if existing, occurring or known at the date hereof, would have been required to be disclosed to the Company or the Holders; provided, however, that no such notification shall affect the representations and warranties of the Buyer or the conditions to the obligations of the Buyer hereunder.

        Section VI.6. Corporate Examinations and Investigations. Prior to the Closing Date, the Company shall, and shall cause its Subsidiaries to, afford the Buyer and its officers, employees, consultants, agents, counsel, accountants and other representatives, full and free access to all of the properties, books and records, and contracts and other agreements, documents and other papers of the Company and its Subsidiaries and to furnish to the Buyer all such contracts and other agreements and documents and other papers, and copies, extracts and summaries thereof certified, if requested, and any information with respect to the affairs of the Company and its Subsidiaries as the Buyer may from to time reasonably request, and, subject to applicable law, will cause the officers, employees, agents and consultants of the Company and its Subsidiaries to keep the officers of the Buyer informed as to the affairs of the Company and its Subsidiaries and to arrange for meetings with management of the Company and its Subsidiaries from time to time upon the Buyer's request. No investigation pursuant to this Section 6.6 shall affect any representations or warranties of the Company or the Holders or the conditions to the obligations of the Company or the Holders hereunder.

        Section VI.7. Corporate Examinations and Investigations. Prior to the Closing Date, the Buyer shall and shall cause its Subsidiaries to, afford the Company and its officers, employees, consultants, agents, counsel, accountants and other representatives, and the banks, other financial institutions and investment bankers arranging or providing for, or advising with respect to, any financing, full and free access to all of the properties, books and records, and contracts and other agreements, documents and other papers of the Buyer and its Subsidiaries and to furnish to the Company all such contracts and other agreements and documents and other papers, and copies, extracts and summaries thereof certified, if requested, and any information with respect to the affairs of the Buyer and its Subsidiaries as the Company may from to time reasonably request, and will cause the officers, employees, agents and consultants of the Buyer and its Subsidiaries to keep the officers of the Company informed as to the affairs of the Buyer and its Subsidiaries and to arrange for meetings with management of the Buyer and its Subsidiaries from time to time upon the Company's request. No investigation pursuant to this Section 6.7 shall affect any representations or warranties of the Buyer or the Merger Sub or the conditions to the obligations of the Buyer hereunder.

        Section VI.8. Pre-merger Notification. After the date hereof, the Company shall timely and promptly make, all filings which are required under the HSR Act in connection with the Transactions on behalf of the Company, any Holder or any of their respective "ultimate parent entities" (as defined in the HSR
Act). The Company and the Holders, to the extent required by the HSR Act, shall furnish to the Buyer such necessary information and reasonable assistance as the Buyer may request in connection with the Buyer's preparation of necessary filings or submissions to any Governmental Authority, including, without limitation, any filings necessary under the provisions of the HSR Act. The Company and the Holders promptly will supply the Buyer with copies of all correspondence, filings or communications between the Company or the Holders or their respective counsel, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any other Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Transactions.

        After the date hereof, the Buyer will timely and promptly make all filings which are required under the HSR Act in connection with the Transactions on behalf of the Buyer, the Merger Sub or their respective "ultimate parent entities." The Buyer will furnish to the Company such necessary information and reasonable assistance as the Company may request in connection with the preparation of necessary filings or submissions to any Governmental Authority, including, without limitation, any filings necessary under the provisions of the HSR Act. The Buyer promptly will supply the Company with copies of all correspondence, filings or communications between the Buyer or its counsel, on the one hand, and the FTC, the Antitrust Division or any other Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Transactions.

        Subsequent to making any such filings required to be filed with any Governmental Authority, each of the parties hereto shall thereafter prosecute such applications with due diligence and shall use reasonable efforts to obtain the necessary orders, consents or waivers with respect to such assignments. In addition, each party shall notify the other party in the event it becomes aware of any facts, actions, communications or occurrences that would reasonably be expected to directly or indirectly affect the parties' intent or ability to effect prompt approval of the Transactions. Each party hereto shall pay its own expenses in connection with the preparation and prosecution of the applications referred to above, subject to Section 12.2. The parties shall share equally all filing or grant fees relating to the Transactions.

        If either party or any of its subsidiaries thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Transactions, then such party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

        Section VI.9. Compliance with Agreements. From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with Article XI, the Company shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to maintain or achieve compliance with the terms of all the contracts and agreements set forth on Schedules 3.3, 3.13, 3.14, 3.18 and 3.22 hereto. Without limiting the foregoing, the Company and its Subsidiaries shall have in place all insurance, performance bonds, letters of credit and guarantees required by the terms of all Municipality Contracts.

        Section VI.10. Benefit Plans. The Company shall, and shall cause its Subsidiaries to, and the Holders shall cause the Company and its Subsidiaries to, effective concurrently with the Closing, cause all Employee Benefit Plans to be amended so as to conform to the comparable plans maintained by the Buyer and its subsidiaries.

        Section VI.11. Environmental Audits. Prior to the Closing Date, the Company shall, and shall cause its Subsidiaries to, update all Phase I and other environmental audits of the properties owned or occupied by the Company and its Subsidiaries to a date and in a format reasonably satisfactory to each of the Buyer and its counsel and advisors and satisfactory to the Bank in its sole discretion and (ii) cause to have performed audits (in a form reasonably satisfactory to each of the Buyer and its counsel and advisors and satisfactory to the Bank in its sole discretion) on all properties proposed to be acquired by the Company or any of its Subsidiaries (including, without limitation, those owned by the Acquired Entity).

        Section VI.12. Pending Acquisitions. From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with Article XI, the Company shall not, and shall not permit any of its Subsidiaries to take any action (including making any commitment or waiving any rights) in respect of the proposed acquisition of the Acquired Entity without the prior consent of the Buyer, and the Company shall consult with the Buyer regarding such transactions and take such actions as the Buyer shall reasonably request regarding the progress of such transactions.

         Section VI.13. Voting Provisions. Subject to the provisions of Section 7.13, the Buyer shall vote all outstanding shares of common stock of the Merger Sub in favor of the Merger and the other Transactions.

        Section VI.14. No Solicitations. From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with Article XI, the Company shall not and shall not permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or agree to or endorse any Acquisition Proposal. The Company shall promptly advise the Buyer orally and in writing of any such inquires or proposals. As used in this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries other than the Transactions.

         Section VI.15. Blue Sky Laws. The parties shall use all reasonable efforts to comply with the securities and "blue sky" laws of the jurisdictions applicable in connection with the Merger.

        Section VI.16. Further Assurances. In addition to the actions, contracts and other agreements and documents and other papers specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Transactions. In addition, the Company shall take such further actions as may be reasonably requested by the Buyer and the Bank in connection with the Financing.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                              OF THE BUYER TO CLOSE

        The obligation of the Buyer to enter into and complete the Merger and the other Transactions is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one (1) or more of which may be waived by it in its sole discretion:

        Section VII.1. Representations and Covenants. The representations and warranties of the Company set forth in Article III and the Holders set forth in
Article IV shall be true, complete and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of such date. The Company and the Holders shall have performed and complied in all material respects with all covenants and agreements set forth in Article VI to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to the Buyer an officer's certificate, dated the Closing Date and signed by an officer of the Company, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder, which are in the control of the Company, including, but not limited to Section 7.5, have been satisfied. For purposes of this Section 7.1, "material" shall refer to an estimated amount of potential damage or loss greater than five hundred thousand dollars ($500,000) likely to result therefrom; provided, however, that this definition of "material" only affects the Buyer's obligation to close and shall not be deemed to deprive the Buyer of any claim for damages under this Agreement for such inaccuracies or breaches of covenants.

        Section VII.2. Good Standing; Certificates. The Company shall have delivered to the Buyer: (a) copies of the respective Certificates of Incorporation, including all amendments thereto, of the Company and each of its Subsidiaries, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that the Company and each of its Subsidiaries is in good standing and subsisting in such jurisdiction; (c) a certificate from the Secretary of State or other appropriate official in each State in which the Company or any of its Subsidiaries is qualified to do business to the effect that the Company and such Subsidiary is in good standing in such state and (d) a certificate as to the Tax status of the Company and each of its Subsidiaries from the appropriate official in its respective jurisdiction of incorporation and each state in which the Company or such Subsidiary is qualified to do business, in each case, dated as of a date not more than ten (10) days prior to the Closing Date.

        Section VII.3. Governmental Permits and Approvals. Any and all Permits necessary for the consummation of the Transactions or required in order for the Company or any of its Subsidiaries to carry on their respective businesses as currently conducted or to maintain in effect any Permits, pursuant to which the Company or any of its Subsidiaries carries on their respective businesses as currently conducted, all of which are set forth on Schedules 3.6 and 3.7, shall have been obtained, and the continued conduct by the Company or any of its Subsidiaries of their respective businesses in substantially the same manner as currently conducted and the consummation of the Transactions shall not violate or conflict with any judgment, code, ruling, order, writ, injunction, decree, award, statute, law, ordinance, code, rule or regulation or other restriction binding upon or applicable to the Company or any of its Subsidiaries. None of the Permits shall contain any terms, limitations or conditions which the Buyer determines in good faith to be burdensome to the Buyer or to the Company and its Subsidiaries taken as a whole, or which restrict the Buyer's rights as the sole shareholder of the Company (including, without limitation, its right to participate actively in the management of the Company and its Subsidiaries), or which would prevent the Buyer, the Company and their respective Subsidiaries from conducting their respective businesses in substantially the same manner as conducted on the date hereof.

        Section VII.4. Legal Proceedings. No suit, action, claim, proceeding or investigation shall have been instituted or pending by or before any Governmental Authority seeking to restrain, prohibit or invalidate the Merger or the consummation of the Transactions or to seek damages in connection with the Transactions or which might affect the right of the Buyer to own, operate or control, after the Closing, the assets, properties and businesses of the Company and its Subsidiaries or which has or may have, in the opinion of the Buyer, a Material Adverse Effect on the Company.

        Section VII.5. Third Party Consents. All consents, waivers, licenses, variances, exemptions, franchises, permits, approvals and authorizations from parties to any contracts and other agreements (including any amendments and modifications thereto) with the Company and its Subsidiaries which are required in connection with the performance by the Company and the Holders of their respective obligations under this Agreement or to assure that such contracts and other agreements continue in full force and effect after the consummation of the Transactions without any breach by the Company or any of its Subsidiaries and without giving any contracting party the right to terminate or modify any such contract or other agreement, all of which are set forth on Schedule 7.5 (which schedule has been verified to be true, complete and accurate by the Company), shall have been obtained.

        Section VII.6. Employment Agreements. Simultaneously with the closing, the Company and the persons listed on Schedule 7.6 hereto shall enter into employment agreements, which shall contain provisions relating to non-competition, non-solicitation and confidentiality, substantially in the form of Exhibit G annexed hereto (the "Employment Agreements").

        Section VII.7. Hart-Scott-Rodino. The waiting period specified in the HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and neither the Buyer nor the Company shall be subject to any injunction or temporary restraining order against consummation of the Transactions instituted by the FTC or the Antitrust Division.

        Section VII.8. Title Searches. The Buyer shall have received such title searches, abstracts or title insurance commitments, all of which are listed on
Schedule 7.8, as are necessary to verify the correctness of the representations and warranties contained in Section 3.14 hereof.

         Section VII.9. Legal Investment. As of the Closing, the Merger and the acquisition of the Stock Consideration by the Holders in connection therewith shall be legally permitted by all applicable laws and regulations to which the Holders and the Company are subject.

        Section VII.10. Compliance with Agreements. The Company and its Subsidiaries shall be in compliance with the contracts and agreements set forth on Schedules 3.3, 3.13, 3.14, 3.18 and 3.23 hereto. Without limiting the foregoing, the Company and its Subsidiaries shall have in place all insurance, performance bonds, letters of credit and guaranties required by the terms of all Municipality Contracts.

         Section VII.11. Environmental Audits. The Bank shall be satisfied (in its sole discretion) and the Buyer shall be reasonably satisfied (in its sole discretion) with the results of the environmental audits of the properties owned or occupied by the Company, its Subsidiaries and the Acquired Entity.

        Section VII.12. Tax Opinion. The Buyer shall have received an opinion from McDermott, Will & Emery, dated the Closing Date, to the effect that, as of such date, the Merger would be treated as a tax free reorganization under the Code.

        Section VII.13. Joinder Agreement. Each holder of capital stock of the Company who is not a party to this Agreement, and who has not otherwise exercised rights or approval pursuant to Section 262 of the DGCL, shall have executed an agreement pursuant to which such holder agrees to be bound by the terms and conditions of this Agreement.

                                  ARTICLE VIII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                     OF THE HOLDERS AND THE COMPANY TO CLOSE

        The obligation of the Holders and the Company to enter into and complete the Merger and the other Transactions is subject, at the option of the Company and the Holders, to the fulfillment on or prior to the Closing Date of the following conditions, any one (1) or more of which may be waived by the Company and the Holders in their sole discretion:

        Section VIII.1. Representations and Covenants. The representations and warranties of the Buyer and the Merger Sub set forth in Article V shall be true, complete and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date. The Buyer shall have performed and complied with all covenants and agreements set forth in Article VI to be performed by or complied with in all material respects on or prior to the Closing Date. The Buyer shall have delivered to the Company an officer's certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Holders' obligations hereunder have been satisfied.

        Section VIII.2. Good Standing; Certificates. The Buyer shall have delivered to the Company: (a) copies of the respective Articles or Certificates of Incorporation, including all amendments thereto, of the Buyer and the Merger Sub, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that the Buyer and the Merger Sub is in good standing and subsisting in such jurisdiction; (c) a certificate from the Secretary of State or other appropriate official in each state in which the Buyer and the Merger Sub is qualified to do business to the effect that the Company and such Sub is in good standing in such state and (d) a certificate as to the Tax status of the Buyer and the Merger Sub from the appropriate official in its respective jurisdiction of incorporation and each state in which the Buyer and the Merger Sub is qualified to do business, in each case, dated as of the date not more than ten (10) days prior to the Closing Date.

        Section VIII.3. Governmental Permits and Approvals. Any and all Permits necessary for the consummation of the Transactions shall have been obtained and the continued conduct by the Buyer or any of its Subsidiaries of their respective businesses is substantially the same manner as currently conducted, and the consummation of the Transactions, shall not violate or conflict with any judgment, code, ruling, order, writ, injunction, decree, award, statute, law, ordinance, code, rule or regulation or other restriction binding upon or applicable to the Buyer or any of its Subsidiaries.

        Section VIII.4. Legal Proceedings. No suit, action, claim, proceeding or investigation shall have been instituted or pending by or before any Governmental Authority seeking to restrain, prohibit or invalidate the Merger or the consummation of the other Transactions or to seek damages in connection with the Transactions or which has or may have, in the opinion of the Company, a Material Adverse Effect on the Buyer.

        Section VIII.5. Third Party Consents. All consents, waivers, licenses, variances, exemptions, franchises, permits, approvals and authorizations from parties to any contracts and other agreements (including any amendments and modifications thereto) with the Buyer which may be required in connection with the performance by the Buyer or the Merger Sub of their obligations under this Agreement shall have been obtained.

        Section VIII.6. Hart-Scott-Rodino. The waiting period specified in the HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and neither the Buyer nor the Company shall be subject to any injunction or temporary restraining order against consummation of the Transactions.

        Section VIII.7. Registration Rights Agreements. The Buyer shall have entered into registration rights agreements, substantially in the form of Exhibit F, annexed hereto (the "Registration Rights Agreements").

        Section VIII.8. Legal Investment. As of the Closing, the Merger and the acquisition of the Stock Consideration by the Holders in connection therewith shall be legally permitted by all applicable laws and regulations to which the Holders and the Company are subject.

                                   ARTICLE IX

   SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE HOLDERS

        Section IX.1. Survival of Representatives and Warranties of the Company and the Holders. Notwithstanding any right of the Buyer fully to investigate the affairs of the Company and its Subsidiaries and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations and warranties of the Company and the Holders contained in this Agreement. All such representations and warranties shall survive the execution and delivery hereof and the Closing until May 31, 1999 (the "Initial Survival Period"), except for such representations and warranties contained in Sections
3.10 and 3.25 which, in the case of the representations and warranties contained in Section 3.10, shall survive the execution and delivery hereof and the Closing for a period of three years following the filing of the Company's federal income tax return for the Company's 1997 fiscal year, and, in the case of the representations and warranties contained in Section 3.25, shall survive the execution and delivery hereof and the Closing until March 31, 2001.

        Section IX.2. Survival of Representatives and Warranties of the Buyer and the Merger Sub. Notwithstanding any right of the Company fully to investigate the affairs of the Buyer and its Subsidiaries and notwithstanding any knowledge of facts determined or determinable by the Company pursuant to such investigation or right investigation, the Company and the Holders have the right to rely fully upon the representations and warranties of the Buyer set forth in Article V of this Agreement. All such representations and warranties shall survive the execution and delivery hereof and the Closing until May 31, 1999.

        Section IX.3. Survival of Covenants and Agreements. All of the covenants and agreements set forth in Article VI shall survive the execution and delivery of this Agreement until the earlier of the Closing Date or the Termination Date.

                                    ARTICLE X

                                 INDEMNIFICATION

        Section X.1. Several Obligation of the Company and the Holders to Indemnify. Prior to the Closing Date, to the fullest extent of the limitations in Section 10.9, the Company shall indemnify, defend and hold harmless the Buyer and its officers, directors, agents, employees and assigns, from and against any Losses (as defined in Section 12.1) suffered, sustained, incurred or required to be paid by the Buyer or its officers, directors, agents, employees and assigns, as the case may be, based upon, arising out of or otherwise with respect to any breach or inaccuracy of any representation or warranty, or any failure to perform or comply with any covenant or agreement, of the Company or the Holders contained herein or in any document or other paper delivered pursuant hereto.

        From and after the Closing Date, to the fullest extent of the limitations in Section 10.9, the Holders shall, severally and not jointly, indemnify, defend and hold harmless the Buyer and its officers, directors, agents, employees and assigns and the Company and its officers, directors, agents, employees and assigns, from and against any Losses suffered, sustained, incurred or required to be paid by the Buyer or its officers, directors, agents, employees and assigns, as the case may be, based upon, arising out of or otherwise with respect to any breach or inaccuracy of any representation or warranty, or any failure to perform or comply with any covenant or agreement, of the Company or the Holders contained herein or in any document or other paper delivered pursuant hereto.

        Except with respect to injunctive relief, the Buyer acknowledges and agrees that from and after the Closing its sole and exclusive remedy with respect to any and all claims pursuant to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 10.1.

        Section X.2. Obligation of the Buyer to Indemnify. Prior to the Closing Date, the Buyer shall indemnify, defend and hold harmless the Company and its officers, directors, agents, employees and assigns from and against any Losses suffered, sustained, incurred or required to be paid by the Company or its officers, directors, agents, employees and assigns based upon, arising out of or otherwise with respect to, a breach or inaccuracy of any representation or warranty, or any failure to perform or comply with any covenant or agreement, of the Buyer and Merger Sub contained herein or in any document or other paper delivered pursuant hereto.

        From and after the Closing Date, the Buyer shall indemnify, defend and hold harmless the Holders and their respective officers, directors, agents, employees and assigns from and against any Losses suffered, sustained, incurred or required to be paid by the Holders or their respective officers, directors, agents, employees and assigns based upon, arising out of or otherwise with respect to, a breach or inaccuracy of any representation or warranty, or any failure to perform or comply with any covenant or agreement, of the Buyer and Merger Sub contained herein or in any document or other paper delivered pursuant hereto.

        Except with respect to injunctive relief, the Company and the Holders acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims pursuant to this Agreement shall be pursuant to the indemnification provisions set forth in Section 10.2.

        Section X.3. Notice and Opportunity to Defend. If any person entitled to indemnification pursuant to this Article X (an "Indemnified Person") receives notice of any claim or the commencement of any suit, action, proceeding or investigation with respect to which any other person (or persons) is obligated to provide indemnification (an "Indemnifying Person") pursuant to this Article X, the Indemnified Person shall promptly give the Indemnifying Person written notice thereof, together with a statement setting forth such information with respect to such suit, action, claim, proceeding or investigation as the Indemnified Person shall then have (an "Indemnification Notice"), but the failure to give an Indemnification Notice to the Indemnifying Person shall not relieve the Indemnifying Person of any Liability that it may have to an Indemnified Person except to the extent that the Indemnifying Person shall have been prejudiced in its ability to defend the suit, action, claim, proceeding or investigation for which such indemnification is sought by reason of such failure.

        Upon receipt of an Indemnification Notice, the Indemnifying Person shall be entitled at its option and at its cost and expense to assume the defense of, such suit, action, claim, proceeding or investigation with respect to which it is called upon to indemnify an Indemnified Person pursuant to this Article X; provided that, notice of the Indemnifying Person's intention to assume such defense shall be delivered by the Indemnifying Person to the Indemnified Person within ten (10) days after the Indemnified Person gives the Indemnifying Person an Indemnification Notice. In the event that the Indemnifying Person elects to assume the defense of such suit, action, claim, proceeding or investigation, as the case may be, the Indemnifying Person shall promptly retain counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to employ its own counsel in any such suit, action, claim, proceeding or investigation, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless: (a) the employment of such counsel shall have been authorized by the Indemnifying Person; (b) the Indemnifying Person shall not have promptly retained counsel reasonably satisfactory to the Indemnified Person to take charge of the defense of such suit, action, claim, proceeding or investigation; or (c) the Indemnified Person shall have reasonably concluded that there may be one (1) or more legal defenses available to it which are different from or additional to those available to the Indemnifying Person, in which event, such fees and expenses (including, without limitation, any fees paid to witnesses) shall be borne by the Indemnifying Person (but in no event shall the Indemnifying Person be required to pay the fees and expenses of more than one (1) counsel retained by the Indemnified Person with respect to any one (1) suit, action, claim, proceeding or investigation). In the event of (a), (b) or (c) above, the Indemnifying Person shall not have the right to direct the defense of any suit, action, claim, proceeding or investigation on behalf of the Indemnified Person.

        If an Indemnifying Person elects to assume the defense of any suit, action, claim, proceeding or investigation for which it is called upon to indemnify an Indemnified Person pursuant to this Article X: (y) no compromise or settlement thereof may be effected by the Indemnifying Person without the Indemnified Person's written consent (which shall not be unreasonably withheld or unreasonably delayed) unless: (i) there is no finding or admission or any violation of any judgment, ruling, order, writ, award, decree, statute, law, ordinance, code, rule or regulation of any Governmental Authority or any violation of the rights of any person by the Indemnified Person and no effect on any other suit, action, claim, proceeding or investigation that may be made against the Indemnified Person; and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (z) the Indemnifying Person shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or unreasonably delayed). Notwithstanding the foregoing, if any Indemnified Person determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its Subsidiaries other than as a result of monetary damages, such Indemnified Person may, by written notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Person shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or unreasonably delayed).

        At any time after the assumption of the defense of any suit, action, claim, proceeding or investigation by an Indemnifying Person in accordance with this Section 10.3, the Indemnifying Person may request the Indemnified Person to agree in writing to the abandonment of such suit, action, claim, proceeding or investigation or to the payment or compromise by the Indemnifying Person thereof, whereupon such abandonment, payment or compromise, as the case may be, shall be effected unless the Indemnified Person determines that such suit, action, claim, proceeding or investigation should be continued, and so notifies the Indemnifying Person in writing within ten (10) days of such request from the Indemnifying Person. In the event that the Indemnified Person determines that such suit, action, claim, proceeding or investigation should be continued, the Indemnifying Person shall be liable hereunder only to the extent of the lesser of: (r) the amount which the other party to the contested suit, action, claim, proceeding or investigation had agreed to accept in payment or compromise as of the time the Indemnifying Person made its request therefor to the Indemnified Person; or (s) such amount for which the Indemnifying Person may be liable with respect to such suit, action, claim, proceeding or investigation by reason of the provisions of this Article X.

        If the Indemnifying Person fails to give written notice to the Indemnified Person of its election to assume the defense of any suit, action, claim, proceeding or investigation for which it is called upon to indemnify an Indemnified Person pursuant to this Article X within ten (10) days after the Indemnified Person gives the Indemnification Notice to the Indemnifying Person, the Indemnifying Person shall be bound by any determination made in such suit, action, claim, proceeding or investigation or compromise or settlement thereof effected by the Indemnified Person.

        Section X.4. Disputes with Customers and Suppliers. Notwithstanding anything in this Section 10.4 hereto to the contrary, in the case of any suit, action, claim, proceeding or investigation by any supplier or customer of the Company or any of its Subsidiaries with respect to business conducted by the Company or any of its Subsidiaries prior to the Closing, the Buyer or the Company, as the case may be, shall give an Indemnification Notice with respect thereto, but, unless the Buyer or the Company, as the case may be, shall otherwise agree, the Buyer or the Company, as the case may be, shall have the exclusive right to defend, compromise and settle any such matter, subject to the duty of the Buyer to consult with the Indemnifying Person and its counsel in connection with such defense; and provided that, no such matter involving in excess of one million dollars ($1,000,000) shall be compromised or settled by the Buyer without the consent of the Indemnifying Person (which shall not be unreasonably withheld or unreasonably delayed).

        Section X.5. Cooperation. If requested by the Indemnifying Person, the Indemnified Person shall cooperate to the extent reasonably requested in the defense or prosecution of any suit, action, claim, proceeding or investigation for which such Indemnifying Person is being called upon to indemnify the Indemnified Person pursuant to this Article X, and the Indemnified Person shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearing, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the Indemnified Person shall make any counterclaim against the party asserting such suit, action, claim, proceeding or investigation or any cross-complaint against any person in connection therewith and the Indemnified Person further agrees to take such other actions as reasonably may be requested by an Indemnifying Person to reduce or eliminate any Loss for which the Indemnifying Person would have responsibility, but the Indemnifying Person will reimburse the Indemnified Person for any fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Person.

        Section X.6. Right to Participate. The Indemnified Person agrees to afford the Indemnifying Person and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including, without limitation, Governmental Authorities, asserting any suit, action, claim, proceeding or investigation with respect to which such Indemnifying Person may be called upon to indemnify such Indemnified Person pursuant to this Article X, or conferences with representatives of or counsel for such persons.

        Section X.7. Payment of Losses. The Indemnifying Person shall pay to the Indemnified Person in cash the amount of any Loss to which the Indemnified Person may become entitled by reason of the provisions of this Article X, such payment to be made within twenty (20) days after such Losses are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

        Section X.8. Right of Offset. The Buyer and the Company shall have the right to offset any amounts owing by the Holders pursuant to the obligations of the Holders under this Article X, against any and all payments in respect of the Earn-Out Consideration (which, if such Earn-Out Consideration is to be paid in Buyer Common Stock, shall be valued at the fair market therefor as of the date payment therefor is to be made); provided, however, the parties shall make appropriate adjustments for tax consequences and insurance coverage in determining the amount of any Losses for purposes of this Article X.

        Section X.9. Limitation. During the term of the Initial Survival Period, the indemnification provided for in Section 10.1 will not apply unless and until the aggregate Losses for which the Buyer seeks indemnification under Section
10.1 exceeds $500,000, and then only to the extent such aggregate Losses exceed $500,000, and in seeking such indemnification the Buyer's remedy will be limited to $12,000,000. After the Initial Survival Period, the Indemnification provided for in Section 10.1 will be limited to $3,000,000.

        Section X.10. Covered Persons. The obligations of the Buyer and the Holders under this Article X shall extend, upon the same terms and conditions, to each person, if any, who controls the Buyer and the Holders, respectively, and each of their respective assigns, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and to directors, officers, employees, consultants and agents of the Buyer and the Holders, respectively, and each of their respective assigns, and their controlling persons.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         Section XI.1. Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

         (i) at the election of the Holders or the Buyer, if the Closing shall not have occurred on or prior to September 30, 1998;

         (ii) at the election of the Company, if the Buyer has breached or failed to perform or comply with (in any material respect) any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that if such breach or failure is curable, notice of such breach or failure shall have been given to the Buyer and the Buyer shall not have cured such failure within thirty (30) days;

         (iii) at the election of the Buyer, if any of the Company or the Holders has breached or failed to perform or comply with (in any material respect) any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that if such breach or failure is curable, notice of such breach or failure shall have been given to the Company and the Holders shall not have cured such failure within thirty (30) days;

         (iv) at the election of the Company or the Buyer, if any suit, action, claim, proceeding or investigation is commenced or threatened by any Governmental Authority or any other person directed against the consummation of the Merger or any other Transaction and either the Company or the Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such suit, action, claim, proceeding or investigation or threat thereof; or

         (v) at any time by mutual written consent of the Company and the Representative and the Buyer.

        Section XI.2. Effect of Termination. In the event that this Agreement is terminated pursuant to Section 11.1 hereof, it shall become null and void and have no further force or effect, except as otherwise specifically provided in Sections 12.2, 12.3, 12.4, 12.5, 12.6, 12.7, 12.8 and 12.9 and Articles IX and X
hereof; provided, however, that if this Agreement is so terminated by one (1) party because one (1) or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure to comply with its obligations under this

Agreement, it is expressly agreed and understood that the terminating party's right to pursue all legal remedies for breach of contract and damages shall also survive such termination unimpaired. The parties hereto further agree that in the event of termination of this Agreement, all filings pursuant to Section 6.9 hereof, and any other filings with any Governmental Authority, shall be withdrawn by such filing party, as appropriate.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section XII.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

        "Acquired Entity" has the meaning set forth in Sections 1.3(i)(xxi).

        "Acquired Entity EBITDA" has the meaning set forth in Section 1.3(i)(xxiv).

        "Acquired Entity EBITDA Amount" has the meaning set forth in Section 1.3(i)(xxiv).

        "Acquired Entity Interest Expense relating to the Insulation Division" has the meaning set forth in Section 1.3(i)(xxiv).

        "Acquired Entity Net Income from the Insulation Division" has the meaning set forth in Section 1.3(i)(xxiv).

        "Acquisition Proposal" has the meaning set forth in Section 6.14.

        "Adjusted Deal Value" has the meaning set forth in Section 1.3(i)(xi).

        "Adjusted Residual Value" has the meaning set forth in Section 1.3(i)(viii).

        "Agreement" has the meaning set forth in the Preamble.

        "Annualized EBITDA" has the meaning set forth in Section 1.3(i)(xix).

        "Antitrust Division" has the meaning set forth in Section 6.8.

        "Balance Sheet" has the meaning set forth in Section 3.8.

        "Balance Sheet Date" has the meaning set forth in Section 3.8.

        "Bank" has the meaning set forth in Section 5.15.

        "Buyer Common Stock" has the meaning set forth in Section 1.3(a).

        "Buyer Series B Preferred Stock" has the meaning set forth in Section 5.4(a).

        "Buyer" has the meaning set forth in the Preamble.

        "Cash Consideration" has the meaning set forth in Section 1.9(a)(i).

        "CERCLA" has the meaning set forth in Section 3.25(g).

        "CERCLIS" has the meaning set forth in Section 3.25(g).

        "Certificate of Merger" has the meaning set forth in Section 1.1(b).

        "Class A Conversion Number" has the meaning set forth in Section 1.3(b)(i).

        "Class B Conversion Number" has the meaning set forth Section 1.3(c).

        "Class C Conversion Number" has the meaning set forth in Section 1.3(d)(i).

        "Closing Date" has the meaning set forth in Section 2.1.

        "Closing" has the meaning set forth in Section 2.1.

        "Code" has the meaning set forth in Section 12.1(a).

        "Commission" has the meaning set forth in Section 5.6.

        "Company Class A Preferred Stock" has the meaning set forth in Section 1.3(b).

        "Company Class B Preferred Stock" has the meaning set forth in Section 1.3(c).

        "Company Class C Preferred Stock" has the meaning set forth in Section 1.3(d).

        "Company Common Stock" has the meaning set forth in Section 1.3(a).

        "Company Preferred Stock" has the meaning set forth in Section 1.3(d).

        "Company Property" has the meaning set forth in Section 12.1(b).

        "Company" has the meaning set forth in the Preamble.

        "Consolidated Interest Expense" has the meaning set forth in Section 1.3(i)(xvii).

        "Consolidated Interest Income" has the meaning set forth in Section 1.3(i)(xviii).

        "Consolidated Net Income from Continuing Operations" has the meaning set forth in Section 1.3(i)(xvi).

        "Contaminant" has the meaning set forth in Section 12.1(c).

        "Contingent Common Shares" has the meaning set forth in Section 1.3(i)(xiii).

        "Contingent Market Price" has the meaning set forth in Section 1.3(i)(vii).

        "Contingent Payments" has the meaning set forth in Section 1.9(b)(ii).

        "Credit Agreement" has the meaning set forth in Section 5.15.

        "DCGL" has the meaning set forth in Section 1.1(a).

        "Designated Arbitrator" has the meaning set forth in Section 1.9(b)(ii).

        "Disclosure Documents" has the meaning set forth in Section 5.6.

        "Earn-Out Certificate" has the meaning set forth in Section 1.9(b)(ii).

        "Earn-Out Consideration" has the meaning set forth in Section
1.9(a)(iii).

        "Earn-Out Debt" has the meaning set forth in Section 1.3(i)(xxii).

        "EBITDA" has the meaning set forth in Section 1.3(i)(xv).

        "Effective Time" has the meaning set forth in Section 1.1(b).

        "EHS Permits" has the meaning set forth in Section 3.25(b).

        "Employment Agreements" has the meaning set forth in Section 7.6.

        "Employee Benefit Plans" has the meaning set forth in Section 3.23.

        "Environmental Laws" has the meaning set forth in Section 12.1(f).

        "Environmental Lien" has the meaning set forth in Section 12.1(g).

        "ERISA" has the meaning set forth in Section 3.23.

        "Exchange Act" has the meaning set forth in Section 3.6.

        "Final EBITDA Amount" has the meaning set forth in Section 1.9(b)(ii).

        "Financials" has the meaning set forth in Section 3.8.

        "Financing" has the meaning set forth in Section 5.15.

        "First Share Amount" has the meaning set forth in Section 1.3(i)(xiii).

        "Form 10-K" has the meaning set forth in Section 5.6.

        "Form 10-Q" has the meaning set forth in Section 5.6.

        "FTC" has the meaning set forth in Section 6.8.

        "GAAP" has the meaning set forth in Section 1.3(i)(xv).

        "Governmental Authority" has the meaning set forth in Section 12.1(h).

        "Holder or Holders" has the meaning set forth in the Preamble.

        "HSR Act" has the meaning set forth in Section 3.7.

        "Indemnification Notice" has the meaning set forth in Section 10.3.

        "Indemnified Person" has the meaning set forth in Section 10.3.

        "Indemnifying Person" has the meaning set forth in Section 10.3.

        "Initial EBITDA Amount" has the meaning set forth in Section 1.9(b)(ii).

        "Initial Market Price" has the meaning set forth in Section 1.3(i)(iii).

        "Initial Merger Consideration" has the meaning set forth in Section 1.9(a)(ii).

        "Initial Price" has the meaning set forth in Section 1.3(i)(ii).

        "Initial Stock Consideration" has the meaning set forth in Section 1.9(a)(ii).

        "Initial Survival Period" has the meaning set forth in Section 9.1

        "Initial Tax Value" has the meaning set forth in Section 1.3(i)(iv).

        "Knowledge" has the meaning set forth in Section 12.1(i).

        "Liabilities" has the meaning set forth in Section 3.20.

        "Lien" has the meaning set forth in Section 12.1(j).

        "Market Price" has the meaning set forth in Section 1.3(i)(xxiii).

        "Material Adverse Change" has the meaning set forth in Section 3.1.

        "Material Adverse Effect" has the meaning set forth in Section 3.1.

        "Merger Consideration" has the meaning set forth in Section 1.9(a).

        "Merger Sub" has the meaning set forth in the Preamble.

        "Merger" has the meaning set forth in the Preamble.

        "Municipality Contracts" has the meaning set forth in Section 3.13(d).

        "NASDAQ" has the meaning set forth in Section 1.3(i)(xxiii).

        "NPL" has the meaning set forth in Section 3.25(g).

        "Objection" has the meaning set forth in Section 1.9(b)(ii).

        "Options" has the meaning set forth in Section 1.3(g).

        "Option Share Equivalent" has the meaning set forth in Section 1.3(g).

        "Payment Date Company Debt" has the meaning set forth in Section 1.3(i)(xx).

        "PCBs" has the meaning set forth in Section 3.25(n).

        "Per Share Contingent Common Shares" has the meaning set forth in
Section 1.3(a)(ii).

        "Per Share Contingent Payment" has the meaning set forth in Section 1.3(a)(iii).

        "Per Share Initial Consideration" has the meaning set forth in Section 1.3(a)(i).

        "Permits" has the meaning set forth in Section 3.7.

        "Permitted Liens" has the meaning set forth in Section 3.19.

        "person" has the meaning set forth in Section 12.1(l).

        "PBGC" has the meaning set forth in Section 3.23.

        "PGBC-1's" has the meaning set forth in Section 3.23.

        "Primary Deal Value" has the meaning set forth in Section 1.3(i)(x).

        "property" has the meaning set forth in Section 12.1(m).

        "RCRA" has the meaning set forth in Section 3.25(i).

        "Registration Rights Agreements" has the meaning set forth in Section
8.7.

        "Related Agreements" has the meaning set forth in the Section 12.1(n).

        "Release" has the meaning set forth in Section 12.1(o).

        "Remedial Action" has the meaning set forth in Section 12.1(p).

        "Representative" has the meaning set forth in Section 2.4.

        "Residual Value" has the meaning set forth in Section 1.3(i)(vi).

        "Rights" has the meaning set forth in Section 3.2.

        "Second Adjusted Deal Value" has the meaning set forth in Section 1.3(i)(xii).

        "Second Adjusted Residual Value" has the meaning set forth in section 1.3(i)(ix).

        "Second Share Amount" has the meaning set forth in Section 1.3(xiii)(y).

        "Securities Act" has the meaning set forth in Section 1.15.

        "Securities" has the meaning set forth in the Preamble.

        "Share Equivalent Number" has the meaning set forth in Section
1.3(i)(i).

        "Shares" has the meaning set forth in the Preamble.

        "Stock Consideration" has the meaning set forth in Section 1.9(a).

        "Subsidiary" has the meaning set forth in Section 3.2.

        "Summary Annual Reports" has the meaning set forth in Section 3.23.

        "Summary Plan Descriptions" has the meaning set forth in Section 3.23.

        "Surviving Corporation" has the meaning set forth in Section 1.1(a).

        "Tangible Property" has the meaning set forth in Section 3.17.

        "Tax or Taxes" has the meaning set forth in Section 12.1(q).

        "Tax Returns" has the meaning set forth in Section 12.1(r).

        "Taxing Authority" has the meaning set forth in Section 12.1(s).

        "Third Share Amount" has the meaning set forth in Section
1.3(i)(xiii)(z).

        "Total Nominal Value" has the meaning set forth in Section 1.3(i)(v).

        "Transactions" has the meaning set forth in the Preamble.

        "Undisputed Amount" has the meaning set forth in Section 1.9(b)(ii).

        "Warrant Exercise Amount" has the meaning set forth in Section 1.3(f).

        "Warrants" has the meaning set forth in Section 1.3(f).

         (a) "Code" means the Internal Revenue Code of 1986, as amended.

         (b) "Company Property" means all real or personal property of any kind or description presently owned, leased, operated or otherwise under the control of the Company or any of its Subsidiaries and used in the operation of their businesses.

         (c) "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Laws.

         (d) "contracts and/or other agreements" means and includes all contracts, agreements, instruments, indentures, notes, bonds, leases, mortgages, deeds of trust, franchises, licenses, permits, commitments or binding arrangements or understandings, express or implied.

         (e) "documents and/or other papers" means and includes any document, contract or other agreement, certificate, notice, consent, affidavit, letter, telegram, telex, telecopy, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

         (f) "Environmental Laws" means all federal, state, and local laws, statutes, codes, ordinances, rules, regulations, permits, or orders relating to or addressing the environment, health or safety, which shall include, but not be limited to, the use, handling or disposal of any Contaminant, or workplace or worker safety and health.

         (g) "Environmental Lien" means any lien in favor of any Governmental Authority for any (i) liability under any Environmental Laws, or (ii) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release into the environment.

         (h) "Governmental Authority" means any agency, department, court or any other administrative, legislative or regulatory authority of any foreign, federal, state or local governmental body.

         (i) "knowledge" means, with respect to the Company or the Buyer, the actual knowledge of any of its officers and directors and, with respect to the Holders, the actual knowledge of any of the Holders.

         (j) "Lien" means and includes any lien, security interest, pledge, charge, option, right of first refusal, claim, mortgage, lease, easement or any other encumbrance whatsoever.

         (k) "Losses" means any claims, damages, charges, costs and expenses, including reasonable attorneys' fees and expenses.

         (l) "person" means any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

         (m) "property" means real, personal or mixed property.

         (n) "Related Agreements" means the Employment Agreements, the Registration Rights Agreement and any other agreements to be executed in connection with the Merger and the other transactions contemplated hereby.

         (o) "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater or Company Property.

         (p) "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent a Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed, design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

         (q) "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code ), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or

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addition thereto, whether disputed or not, and including any obligations under any agreements with respect to any of the foregoing.

         (r) "Tax Return" means any return, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, that is required to be filed with any Taxing Authority.

         (s) "Taxing Authority" means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

        Section XII.2. Fees and Expenses. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys', accountants' and other advisors fees and the fees and expenses of any broker, finder or agent retained by such party in connection with the Transactions, except that the Holders shall pay all stock transfer Taxes, recording fees and other sales, transfer, use, purchase or similar Taxes resulting from the Transactions.

        Section XII.3. Publicity. No publicity release or announcement concerning this Agreement or the Transactions shall be issued without advance approval of the form and substance thereof by the Company and the Buyer.

        Section XII.4. Confidentiality. All documents and other papers and other information given by any party hereto to any other party shall be considered confidential and shall be used only for purposes of the Transactions. If this Agreement is terminated prior to the consummation of the Transactions, all documents and other papers of any party which have been delivered to another party and all copies, summaries and extracts thereof shall be returned to the originating party promptly upon such party's request. Whether or not the Closing is consummated, all disclosures made by any party hereto to any other party shall be treated as confidential and not used by such other party for its own benefit or disclosed to others, except insofar as the information contained in such disclosures is readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by such party independently of such disclosures, or received from a third party not under any obligation to the party to whom such information pertains and the parties hereto acknowledge that they and their respective representatives may provide such documents and other papers and information in response to legal, judicial or administrative process or applicable governmental, regulatory or administrative statutes, laws, ordinances, codes, rules, regulations or orders, but only that portion of the documents and other papers and information which is legally required to be furnished, and, provided that such party fully cooperates with such other party to protect the confidentiality of such documents and other papers and information under applicable law. In addition, the parties hereto shall use reasonable efforts to cause their officers, directors, employees, agents, representatives, counsel and accountants, and any banks, other financial institutions and investment bankers arranging or providing for or advising with respect to any financing to, comply with the provisions of this Section 12.4 as if parties hereto.





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





        Section XII.5. Notices. Any notice or other communication required or which may be given hereunder shall be-in writing and shall be delivered personally, telecopied or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, (two) (2) days after the date of mailing, as follows:

         (a)      if to the Buyer or the Merger Sub, to:

                  KTI, Inc.
                  7000 Boulevard East
                  Guttenberg, New Jersey 07093
                  Attention:   Robert Wetzel, Esq.
                  Fax:  (201) 854-1771

         with a copy (which shall not constitute notice) to:

                  McDermott, Will & Emery
                  50 Rockefeller Plaza
                  New York, New York 10020
                  Attention:   Brian Hoffmann
                  Fax:  (212) 547-5444

         (b)      if to the Company, to:

                  FCR, Inc.
                  809 West Hill Street
                  Charlotte, North Carolina 28208
                  Attention:   President
                  Fax:  (704) 379-0670

         with a copy (which shall not constitute notice) to:

                  Fennebresque, Clark, Swindell & Hay
                  NationsBank Corporate Center, Suite 2900
                  100 North Tryon Street
                  Charlotte, North Carolina 28202-4011
                  Attention:   Bernard B. Clark, Esq.
                               and John S. Chinuntdet, Esq.
                  Fax:  (704) 347-3838
         and a copy (which shall not constitute notice) to:

                  Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
                  230 North Elm Street
                  Post Office Box 26000
                  Greensboro, North Carolina  27420-6000
                  Attention:   Reid L. Phillips, Esq.
                               and Mark D. Bishop, Esq.
                  Fax:  (336) 378-1001

         (c) if to the Holders, to each of them at the addresses listed on Exhibit A, annexed hereto.

        Section XII.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Related Agreements contain the entire agreement among the parties hereto with respect to the Transactions and supersedes all prior contracts and other agreements, written or oral, with respect thereto.

        Section XII.7. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty, or any failure to perform or comply with any covenant or agreement, contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or failure is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy, breach or failure.

        Section XII.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND SUBJECT TO, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

        Section XII.9. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and any Indemnified Person or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section XII.10. No Assignment. This Agreement is not assignable except by operation of law; except that the Buyer may assign its rights hereunder in full or in part to one (1) or more of its wholly-owned Subsidiaries, but in no event will any such assignment relieve the Buyer of any of its obligations and liabilities hereunder.

        Section XII.11. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

        Section XII.12. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument.

        Section XII.13. Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

        Section XII.14. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        Section XII.15. Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any Governmental Authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section XII.16. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        Section XII.17. No Agency Relationship. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    KTI, INC.

                                           /s/ Martin J. Sergi
                                    By: ______________________________
                                        Name:  Martin J. Sergi
                                        Title: President



                                    KTI ACQUISITION SUB, INC.

                                           /s/ Martin J. Sergi
                                    By: ______________________________
                                        Name:  Martin J. Sergi
                                        Title: President



                                    FCR, INC.

                                           /s/ Brian J. Noonan
                                    By: ______________________________
                                        Name:  Brian J. Noonan
                                        Title: Chief Financial Officer

















                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I            THE MERGER.................................................................................  1

         Section 1.1.        The Merger.........................................................................  1
         Section 1.2.        Effect of the Merger...............................................................  2
         Section 1.3.        Conversion of Securities...........................................................  2
         Section 1.4.        Surrender and Payment..............................................................  8
         Section 1.5.        Waiver of Dissenters Rights........................................................  9
         Section 1.6.        Certificate of Incorporation.......................................................  9
         Section 1.7.        By-Laws............................................................................  9
         Section 1.8.        Directors and Officers.............................................................  9
         Section 1.9.        Purchase Price and Payment for the Securities......................................  9
         Section 1.10.       Transfer Taxes..................................................................... 11
         Section 1.11.       Adjustments for Capital Changes.................................................... 11
         Section 1.12.       Letters of Transmittal............................................................. 12
         Section 1.13.       Lost Stolen or Destroyed Certificates.............................................. 12
         Section 1.14.       Registration Rights................................................................ 12
         Section 1.15.       Certificates for Stock Consideration............................................... 12

ARTICLE II           CLOSING; REPRESENTATIVE.................................................................... 13
         Section 2.1.        Closing............................................................................ 13
         Section 2.2.        Items to be Delivered by the Company and the Holders at the Closing................ 13
         Section 2.3.        Items to be Delivered by the Buyer at the Closing.................................. 14
         Section 2.4.        Representative..................................................................... 14

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................. 15
         Section 3.1.        Organization and Qualification..................................................... 15
         Section 3.2.        Subsidiaries; Investments.......................................................... 15
         Section 3.3.        Capitalization..................................................................... 16
         Section 3.4.        Certificate of Incorporation and By-Laws; Minute Books............................. 17
         Section 3.5.        Authority Relative to this Agreement............................................... 17
         Section 3.6.        Absence of Conflicts............................................................... 17
         Section 3.7.        Governmental Permits and Approvals................................................. 18
         Section 3.8.        Financial Statements............................................................... 18
         Section 3.9.        No Material Adverse Change......................................................... 19
         Section 3.10.       Tax Matters........................................................................ 19
         Section 3.11.       Compliance with Law................................................................ 20
         Section 3.12.       Litigation......................................................................... 20
         Section 3.13.       Agreements......................................................................... 21
         Section 3.14.       Real Estate........................................................................ 22
         Section 3.15.       Accounts and Notes Receivable...................................................... 22
         Section 3.16.       Inventory Valuation................................................................ 22
         Section 3.17.       Tangible Property.................................................................. 23
         Section 3.18.       Intangible Property................................................................ 23
         Section 3.19.       Liens.............................................................................. 23
         Section 3.20.       Liabilities........................................................................ 23
         Section 3.21.       Suppliers and Customers............................................................ 24
         Section 3.22.       Employment and Labor Agreements.................................................... 24
         Section 3.23.       Employee Benefit Plans............................................................. 24
         Section 3.24.       Employees.......................................................................... 27

         Section 3.25.       Environmental Matters.............................................................. 27
         Section 3.26.       Unlawful or Undisclosed Payments................................................... 29
         Section 3.27.       Insurance.......................................................................... 29
         Section 3.28.       Operations of the Company.......................................................... 29
         Section 3.29.       Potential Conflicts of Interest.................................................... 32
         Section 3.30.       Full Disclosure.................................................................... 32
         Section 3.31.       No Broker. ........................................................................ 32
         Section 3.32.       Seasonality........................................................................ 33

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF EACH HOLDER.............................................. 33
         Section 4.1.        Title to Securities................................................................ 33
         Section 4.2.        Authority Relative to this Agreement............................................... 33
         Section 4.3.        Absence of Conflicts............................................................... 34
         Section 4.4.        Vote............................................................................... 34
         Section 4.5.        No Action. ........................................................................ 34
         Section 4.6.        Acquisition of Stock Consideration for Investment.................................. 34

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUB............................. 35
         Section 5.1.        Organization....................................................................... 35
         Section 5.2.        Subsidiaries....................................................................... 35
         Section 5.3.        Authority Relative to this Agreement............................................... 35
         Section 5.4.        Capitalization..................................................................... 36
         Section 5.5.        Articles of Incorporation and By-Laws.............................................. 36
         Section 5.6.        Public Documents................................................................... 37
         Section 5.7.        Financial Statements............................................................... 37
         Section 5.8.        Liabilities........................................................................ 37
         Section 5.9.        No Material Adverse Change......................................................... 38
         Section 5.10.       Absence of Conflicts............................................................... 38
         Section 5.11.       No Broker.......................................................................... 38
         Section 5.12.       Purchase for Investment............................................................ 38
         Section 5.13.       Reserve for Issuance............................................................... 39
         Section 5.14.       Full Disclosure.................................................................... 39
         Section 5.15.       Financing.......................................................................... 39

ARTICLE VI           COVENANTS AND AGREEMENTS................................................................... 39
         Section 6.1.        Conduct of Business................................................................ 39
         Section 6.2.        Insurance.......................................................................... 39
         Section 6.3.        Litigation......................................................................... 40
         Section 6.4.        Continued Effectiveness of Representations and Warranties; Satisfaction of Conditions 40
         Section 6.5.        Advice of Changes.................................................................. 41
         Section 6.6.        Corporate Examinations and Investigations.......................................... 42
         Section 6.7.        Corporate Examinations and Investigations.......................................... 43
         Section 6.8.        Pre-merger Notification............................................................ 43
         Section 6.9.        Compliance with Agreements......................................................... 44
         Section 6.10.       Benefit Plans...................................................................... 44
         Section 6.11.       Environmental Audits............................................................... 44
         Section 6.12.       Pending Acquisitions............................................................... 45
         Section 6.13.       Voting Provisions.................................................................. 45
         Section 6.14.       No Solicitations................................................................... 45
         Section 6.15.       Blue Sky Laws...................................................................... 45
         Section 6.16.       Further Assurances................................................................. 45

ARTICLE VII          CONDITIONS PRECEDENT TO THE OBLIGATION
                     OF THE BUYER TO CLOSE...................................................................... 46
         Section 7.1.        Representations and Covenants...................................................... 46
         Section 7.2.        Good Standing; Certificates........................................................ 46
         Section 7.3.        Governmental Permits and Approvals................................................. 46
         Section 7.4.        Legal Proceedings.................................................................. 47
         Section 7.5.        Third Party Consents............................................................... 47
         Section 7.6.        Employment Agreements.  ........................................................... 47
         Section 7.7.        Hart-Scott-Rodino.................................................................. 47
         Section 7.8.        Title Searches..................................................................... 48
         Section 7.9.        Legal Investment................................................................... 48
         Section 7.10.       Compliance with Agreements......................................................... 48
         Section 7.11.       Environmental Audits............................................................... 48
         Section 7.12.       Tax Opinion........................................................................ 48
         Section 7.13.       Joinder Agreement.................................................................. 48

ARTICLE VIII         CONDITIONS PRECEDENT TO THE OBLIGATION
                     OF THE HOLDERS AND THE COMPANY TO CLOSE.................................................... 48
         Section 8.1.        Representations and Covenants...................................................... 48
         Section 8.2.        Good Standing; Certificates........................................................ 49
         Section 8.3.        Governmental Permits and Approvals................................................. 49
         Section 8.4.        Legal Proceedings.................................................................. 49
         Section 8.5.        Third Party Consents............................................................... 49
         Section 8.6.        Hart-Scott-Rodino.................................................................. 50
         Section 8.7.        Registration Rights Agreements..................................................... 50
         Section 8.8.        Legal Investment................................................................... 50

ARTICLE IX           SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE .....................COMPANY AND THE HOLDERS
 50
         Section 9.1.        Survival of Representatives and Warranties of the Company and the Holders.......... 50
         Section 9.2.        Survival of Representatives and Warranties of the Buyer and the Merger Sub......... 50
         Section 9.3         Survival of Covenants and Agreements............................................... 50

ARTICLE X            INDEMNIFICATION............................................................................ 51
         Section 10.1.       Several Obligation of the Company and the Holders to Indemnify..................... 51
         Section 10.2.       Obligation of the Buyer to Indemnify............................................... 51
         Section 10.3.       Notice and Opportunity to Defend................................................... 52
         Section 10.4.       Disputes with Customers and Suppliers.............................................. 54
         Section 10.5.       Cooperation........................................................................ 54
         Section 10.6.       Right to Participate............................................................... 54
         Section 10.7.       Payment of Losses.................................................................. 54
         Section 10.8.       Right of Offset.................................................................... 55
         Section 10.9.       Limitation......................................................................... 55
         Section 10.10.      Covered Persons.................................................................... 55

ARTICLE XI           TERMINATION OF AGREEMENT................................................................... 55
         Section 11.1.       Termination of Agreement........................................................... 55
         Section 11.2.       Effect of Termination.............................................................. 56

ARTICLE XII          MISCELLANEOUS.............................................................................. 56
         Section 12.1.       Certain Definitions................................................................ 56
         Section 12.2.       Fees and Expenses.................................................................. 64
         Section 12.3.       Publicity.......................................................................... 65

         Section 12.4.       Confidentiality.................................................................... 65
         Section 12.5.       Notices............................................................................ 65
         Section 12.6.       Entire Agreement................................................................... 67
         Section 12.7.       Waivers and Amendments............................................................. 67
         Section 12.8.       Governing Law...................................................................... 67
         Section 12.9.       Binding Effect; Benefit............................................................ 67
         Section 12.10.      No Assignment...................................................................... 68
         Section 12.11.      Variations in Pronouns............................................................. 68
         Section 12.12.      Counterparts....................................................................... 68
         Section 12.13.      Exhibits and Schedules............................................................. 68
         Section 12.14.      Headings........................................................................... 68
         Section 12.15.      Severability....................................................................... 68
         Section 12.16.      Other Remedies..................................................................... 68
         Section 12.17.      No Agency Relationship............................................................. 68

SCHEDULES AND EXHIBITS

Schedule 3.1         Organization and Qualification
Schedule 3.2         Subsidiaries; Investments
Schedule 3.3         Capitalization
Schedule 3.6         Absence of Conflicts - Company
Schedule 3.10        Tax Matters
Schedule 3.11        Compliance with Law
Schedule 3.12        Litigation
Schedule 3.13        Material Agreements
Schedule 3.14        Real Estate
Schedule 3.18        Intangible Property
Schedule 3.19        Liens
Schedule 3.20        Liabilities
Schedule 3.21        Suppliers and Customers
Schedule 3.22        Employment and Labor Agreements
Schedule 3.23        Employee Benefit Plans
Schedule 3.24        Employees
Schedule 3.25        Environmental Matters
Schedule 3.27        Insurance
Schedule 3.28        Operations of the Company
Schedule 3.29        Potential Conflicts of Interest
Schedule 3.31        Brokers, Finders, Agents
Schedule 4.3         Absence of Holder Conflicts
Schedule 4.5         No Actions
Schedule 4.6         Nonaccredited Investors
Schedule 5.1         Leased Facilities
Schedule 5.2         Subsidiaries
Schedule 5.4         Outstanding Warrants, Options and Convertible Securities
Schedule 5.8         Other Liabilities
Schedule 5.10        Absence of Conflicts
Schedule 5.11        Entities to be paid Brokerage or Finder's Fees
Schedule 7.5         Consents and Approvals
Schedule 7.6         Employment Agreements
Schedule 7.8         Title Searches

Exhibit A            Payment of Purchase Price and Allocation of Proceeds
Exhibit B            Certificate of Merger
Exhibit C            Warrants
Exhibit D            Options to Purchase Company Common Stock
Exhibit E            Directors of the Surviving Corporation
Exhibit F            Form of Registration Rights Agreement
Exhibit G            Form of Employment Agreement